                                                               Exhibit 4.5

================================================================================



                                CREDIT AGREEMENT

                                   dated as of
                                 April 23, 1998

                                      among

                            GLOBAL HEALTH SUB, INC.,
                                  as Borrower,




                          GLOBAL HEALTH SCIENCES, INC.,
                            as the Parent Guarantor,




                            the LENDERS party hereto,




                               CITICORP USA, INC.,
                            as Administrative Agent,

                                 CITIBANK, N.A.,
                                as Issuing Bank,

                                       and

                             BANK OF AMERICA NT&SA,
                             as Documentation Agent

         ---------------------------------------------------------------

                           CITICORP SECURITIES, INC.,
                                   as Arranger

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I. DEFINITIONS............................................................................................1

           Section 1.1. Defined Terms.............................................................................1
           Section 1.2. Classification of Loans and Borrowings...................................................25
           Section 1.3. Terms Generally..........................................................................25
           Section 1.4. Accounting Terms; GAAP...................................................................26
           Section 1.5. Terms Defined in the Uniform Commercial Code.............................................26
           Section 1.6. Determination of Financial Ratios........................................................26

ARTICLE II. THE CREDITS..........................................................................................27

           Section 2.1. Commitments..............................................................................27
           Section 2.2. Loans and Borrowings.....................................................................27
           Section 2.3. Requests for Borrowings..................................................................28
           Section 2.4. Letters of Credit........................................................................28
           Section 2.5. Funding of Borrowings....................................................................33
           Section 2.6. Interest Elections.......................................................................33
           Section 2.7. Termination and Reduction of Commitments; Certain Prepayments............................35
           Section 2.8. Repayment of Loans:  Evidence of Debt....................................................37
           Section 2.9. Prepayment of Loans......................................................................38
           Section 2.10. Fees....................................................................................39
           Section 2.11. Interest................................................................................40
           Section 2.12. Alternate Rate of Interest..............................................................41
           Section 2.13. Increased Costs.........................................................................42
           Section 2.14. Taxes...................................................................................43
           Section 2.15. Payments Generally; Pro Rata Treatment; Sharing of Setoffs..............................45
           Section 2.16. Replacement of Lender...................................................................47

ARTICLE III. CONDITIONS..........................................................................................47

           Section 3.1. Effective Date...........................................................................47
           Section 3.2. Each Credit Event........................................................................52

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.......................................................................53

           Section 4.1. Organization; Powers; Capitalization.....................................................53
           Section 4.2. Authorization; Enforceability............................................................53
           Section 4.3. Governmental Approvals; No Conflicts.....................................................53
           Section 4.4. Financial Condition; No Material Adverse Change..........................................54
           Section 4.5. Properties...............................................................................55
           Section 4.6. Litigation and Environmental Matters.....................................................55
           Section 4.7. Compliance with Laws and Agreements......................................................56


           Section 4.8. Investment and Holding Company Status....................................................56
           Section 4.9. Taxes....................................................................................56
           Section 4.10. ERISA...................................................................................56
           Section 4.11. Disclosure..............................................................................56
           Section 4.12. Insurance...............................................................................57
           Section 4.13. Labor Matters...........................................................................57
           Section 4.14. Solvency................................................................................57
           Section 4.15. Security Documents......................................................................57
           Section 4.16. Federal Reserve Regulations.............................................................58
           Section 4.17. Indebtedness............................................................................59
           Section 4.18. Preferred Stock.........................................................................59
           Section 4.19. Liens...................................................................................59
           Section 4.20. Material Contracts......................................................................59
           Section 4.21. Reorganization..........................................................................59
           Section 4.22. Year 2000...............................................................................59

ARTICLE V. AFFIRMATIVE COVENANTS.................................................................................59

           Section 5.1. Financial Statements and Other Information...............................................60
           Section 5.2. Notices of Material Events...............................................................62
           Section 5.3. Information Regarding Collateral.........................................................63
           Section 5.4. Existence; Conduct of Business...........................................................63
           Section 5.5. Payment of Obligations...................................................................64
           Section 5.6. Maintenance of Properties................................................................64
           Section 5.7. Insurance................................................................................64
           Section 5.8. Casualty and Condemnation................................................................65
           Section 5.9. Books and Records; Inspection and Audit Rights...........................................65
           Section 5.10. Compliance with Laws....................................................................66
           Section 5.11. Use of Proceeds and Letters of Credit...................................................66
           Section 5.12. Additional Borrower Subsidiaries........................................................66
           Section 5.13. Further Assurances......................................................................66
           Section 5.14. Material Contracts......................................................................68
           Section 5.15. Fiscal Year.............................................................................68
           Section 5.16. Year 2000...............................................................................68

ARTICLE VI. NEGATIVE COVENANTS...................................................................................68

           Section 6.1. Indebtedness; Preferred Equity Securities................................................68
           Section 6.2. Liens....................................................................................70
           Section 6.3. Fundamental Changes......................................................................71
           Section 6.4. Investments, Loans, Advances, Guarantees and Acquisitions................................71
           Section 6.5. Asset Sales..............................................................................72
           Section 6.6. Maintenance of Holdings' Subchapter S Status, Capital Stock..............................73
           Section 6.7. Restricted Payments; Certain Payments of Indebtedness....................................73
           Section 6.8. Transactions with Affiliates.............................................................75
           Section 6.9. Restrictive Agreements...................................................................75


           Section 6.10. Amendment of Material Documents.........................................................76
           Section 6.11. Capital Expenditures....................................................................76
           Section 6.12. Pro Forma Leverage Ratio................................................................76
           Section 6.13. Consolidated EBITDA.....................................................................76
           Section 6.14. Cash Interest Coverage Ratio............................................................77
           Section 6.15. Fixed Charge Coverage Ratio.............................................................77
           Section 6.16. Additional Subsidiaries.................................................................78

ARTICLE VII. EVENTS OF DEFAULT...................................................................................78

           Section 7.1. Events of Default........................................................................78

ARTICLE VIII. THE ADMINISTRATIVE AGENT...........................................................................81

           Section 8.1. Appointment of Agents....................................................................81
           Section 8.2. Same Rights and Powers...................................................................81
           Section 8.3. No Duties or Obligations; Not Liable.....................................................81
           Section 8.4. Entitled to Rely.........................................................................82
           Section 8.5. Sub-Agents; Related Parties..............................................................82
           Section 8.6. Resignation of Administrative Agent......................................................82
           Section 8.7. Concerning the Collateral................................................................82
           Section 8.8. No Reliance..............................................................................83
           Section 8.9. Arranger and Documentation Agent.........................................................84

ARTICLE IX. MISCELLANEOUS........................................................................................84

           Section 9.1. Notices..................................................................................84
           Section 9.2. Waivers; Amendments......................................................................84
           Section 9.3. Expenses; Indemnity; Damage Waiver.......................................................85
           Section 9.4. Successors and Assigns...................................................................87
           Section 9.5. Survival.................................................................................90
           Section 9.6. Counterparts; Integration; Effectiveness.................................................90
           Section 9.7. Severability.............................................................................91
           Section 9.8. Right of Setoff..........................................................................91
           Section 9.9. Governing Law; Jurisdiction; Consent to Service of Process...............................91
           Section 9.10. WAIVER OF JURY TRIAL....................................................................92
           Section 9.11. Headings................................................................................92
           Section 9.12. Confidentiality.........................................................................92
           Section 9.13. Interest Rate Limitation................................................................93
           Section 9.14. Acknowledgments.........................................................................93


SCHEDULES:
Schedule 1.1-A        --  Effective Date Capitalization Table
Schedule 1.1-B        --  Material Leased Real Property
Schedule 1.6          --  Consolidated EBITDA
Schedule 2.1          --  Revolving Commitments
Schedule 3.1(b)       --  UCC Filing Jurisdictions
Schedule 4.1(a)       --  Corporate Structure/Capitalization Table
Schedule 4.3(a)       --  Governmental Approvals
Schedule 4.3(c)       --  Conflicts with Agreements
Schedule 4.4(f)       --  Material Adverse Changes since December 31, 1997
Schedule 4.5(a)       --  Title to Property
Schedule 4.5(c)       --  Addresses of Real Property
Schedule 4.5(d)       --  Bank Accounts
Schedule 4.6(a)       --  Litigation
Schedule 4.6(b)       --  Environmental Matters
Schedule 4.7          --  Compliance with Laws and Agreements
Schedule 4.12         --  Insurance
Schedule 4.15(a)      --  Certificated Securities; Intercompany Notes; Instruments
Schedule 6.2          --  Existing Liens
Schedule 6.7(a)(vii)  --  Permitted Payments
Schedule 6.8          --  Transactions with Affiliates

EXHIBITS:
Exhibit A             --  Form of Assignment and Acceptance
Exhibit B             --  Form of Borrowing Request
Exhibit C             --  Form of Revolving Credit Note
Exhibit D             --  Form of Guaranty, Indemnity and Subordination Agreement
Exhibit E             --  Form of Pledge and Security Agreement
Exhibit F             --  Form of Intercompany Note
Exhibit G             --  Form of Closing Certificate
Exhibit H             --  Form of Compliance Certificate
Exhibit I             --  Form of Opinion of Counsel for the Loan Parties
Exhibit J             --  Form of Opinion of FDA Counsel for the Loan Parties
Exhibit K             --  Form of Perfection Notice
Exhibit L             --  Form of Tax Distribution Certificate

      CREDIT AGREEMENT dated as of April 23, 1998, among GLOBAL
HEALTH SUB, INC., as Borrower, GLOBAL HEALTH SCIENCES, INC., as Parent Guarantor, the LENDERS party hereto, CITICORP USA, INC., as Administrative Agent, CITIBANK, N.A., as Issuing Bank, and BANK OF AMERICA NT&SA, as Documentation Agent.

      The Borrower has requested (a) the Lenders to extend credit in the form of Loans during the Revolving Availability Period in an aggregate principal amount at any time outstanding (less the amount of LC Exposure, as hereafter defined, at such time) not in excess of $50,000,000, and (b) the Issuing Bank to issue Letters of Credit during the LC Availability Period in an aggregate face amount at any time outstanding not in excess of $10,000,000.

      The Lenders are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      Section 1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

      "ABR," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

      "Acquired Indebtedness" means (a) Indebtedness of any Person that becomes a Borrower Subsidiary after the Effective Date pursuant to a Permitted Acquisition, if such Indebtedness was outstanding prior to the time such Person became a Borrower Subsidiary and was not created in contemplation of or in connection with such Person becoming a Borrower Subsidiary and constitutes either (i) Capital Lease Obligations or (ii) purchase money or other Indebtedness incurred to finance or refinance the acquisition of fixed assets, or (b) unsecured Indebtedness of the Borrower constituting Deferred Acquisition Consideration.

      "Acquisition" means the acquisition, in one transaction or a series of transactions, by the Borrower or any of its Subsidiaries of all or substantially all the stock, partnership or other equity interests or assets of any other Person or all or substantially all of the assets of any division or business of any other Person.

      "Acquisition Consideration" means the purchase consideration for any Permitted Acquisition and all other payments made and liabilities incurred by any member of the Holdings Group in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of assets or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments and liabilities representing the purchase price and any assumptions of liabilities, "earn-outs" and other Profit Payment Agreements, consulting agreements, services agreements and non-competition agreements and other liabilities of every type and description.

      "Adjusted LIBO Rate" means, with respect to any Eurodollar
Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

      "Administrative Agent" means CUSA, in its capacity as administrative agent for the Lenders hereunder, and any successor of CUSA acting in such capacity.

      "Administrative Questionnaire" means an Administrative
Questionnaire in a form supplied to the Lenders by the Administrative Agent.

      "Affiliate" means, with respect to a specified Person, another
Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Alternate Base Rate" means, as of any date, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

      (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

      (b) the sum (adjusted to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance

Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

      (c) 1/2 of one percent per annum above the Federal Funds Effective Rate.

Any change in the Alternate Base Rate due to a change in any amount calculated under clause (a), (b) or (c) above shall be effective from and including the effective date of such change in amount.

      "Applicable Percentage" means, with respect to any Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

      "Applicable ABR Margin" and "Applicable Eurodollar Margin" mean, for any day with respect to any ABR Loan or any Eurodollar Loan, respectively, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread," respectively, based upon the Total Leverage Ratio as of the most recent determination date, provided that at no time during the six-month period immediately following the Effective Date shall the Applicable ABR Margin or Applicable Eurodollar Margin be less than the applicable rate per annum set forth below in Level II:


    ------------------------------------------------ ------------------------------ ------------------------
                 Total Leverage Ratio:                     ABR Spread (p.a.)        Eurodollar Spread (p.a.)
    ------------------------------------------------ ------------------------------ ------------------------
    ------------------------------------------------ ------------------------------ ------------------------
                        Level I
                        -------
               Greater than 4.50 to 1.00                         1.50%                       2.75%
    ------------------------------------------------ ------------------------------ ------------------------
                       Level II
                       --------
      Greater than 3.50 to 1.00 but less than or                 1.25%                       2.50%
                       equal to
                     4.50 to 1.00
    ------------------------------------------------ ------------------------------ ------------------------
                       Level III
                       ---------
      Greater than 2.50 to 1.00 but less than or                 1.00%                       2.25%
                       equal to
                     3.50 to 1.00
    ------------------------------------------------ ------------------------------ ------------------------
                       Level IV
                       --------
                 Less than or equal to                           0.75%                       2.00%
                     2.50 to 1.00
    ------------------------------------------------ ------------------------------ ------------------------
    ------------------------------------------------ ------------------------------ ------------------------

      For purposes of the foregoing, (a) the Total Leverage Ratio shall be determined as of the last day of each fiscal quarter in the Borrower's fiscal year based upon its consolidated financial statements delivered pursuant to Section 5.1(a) or 5.1(b) (and the Compliance Certificate delivered in connection therewith) and (b) each change in the Applicable ABR Margin or Applicable Eurodollar Margin resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the third Business Day after the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Total Leverage Ratio shall be deemed to be in Level I (i) at any time that an Event of Default has occurred and is continuing or (ii) if the Borrower fails to deliver the consolidated financial statements and the Compliance Certificate required to be delivered by it pursuant to Section 5.1(a) or 5.1(b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements and Compliance Certificate are delivered.

      "Arranger" means CSI.

      "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

      "Bank Hedging Agreement" means any interest rate Hedging
Agreement permitted under Article VI that is entered into by and between the Borrower and any Hedging Bank with respect to interest rates under this Agreement.

      "Board" means the Board of Governors of the Federal Reserve
System of the United States of America.

      "Borrower" means Global Health Sub, Inc., a California corporation.

      "Borrower Subsidiary" means any subsidiary of the Borrower.

      "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

      "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.3.

      "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Holdings Group that are (or would be) set forth in a consolidated statement of cash flows of the Holdings Group for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Holdings Group during such period, except any such expenditure made with (or in the amount of) the proceeds of insurance, condemnation awards (or payment in lieu thereof) or indemnity payments received from third parties for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received, so long as such expenditures are made within 12 months of the occurrence of the damage to or loss of the assets being repaired or replaced.

      "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Carrying Amount" means, with respect to any Indebtedness which is issued at an original issue discount, the greater of (y) the amount of such Indebtedness at any date of determination included on the consolidated balance sheet of Holdings as determined in accordance with GAAP and (z) the amount which would be due and payable at any date of determination under any indenture or agreement under which such Indebtedness was issued if the maturity date of such Indebtedness were accelerated as of such date.

      "Cash Interest Coverage Ratio" means, as of any day, the ratio of (i) Consolidated EBITDA for the 12-month period then ended (taken as a single period) to (ii) the cash portion of Consolidated Interest Expense for such period.

      "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq.

      "Change of Control" means, at any time, (a) the failure by Richard Marconi (i) to own, directly or indirectly, beneficially or of record, shares representing in excess of 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings or (ii) to perform the functions of the Chairman of the Board of Directors of the Borrower and Holdings; (b) a majority of the directors of Holdings are Persons who were neither (i) nominated by the board of directors of Holdings nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of Holdings by any Person or group other than Richard Marconi and management (including Paul Buxbaum); (d) failure by Holdings to own directly or indirectly 100% of the outstanding Equity Interests in the Borrower, free and clear of all Liens (other than Liens under the Loan Documents); or (e) any event occurs that constitutes a "Change of Control," as such term is defined in the Senior Note Indenture or in any Supply Agreement.

      "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "Citibank" means Citibank, N.A., a national banking association.

      "Citicorp USA" means Citicorp USA, Inc., a Delaware corporation.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" means any and all property upon which any Lien in favor of the Administrative Agent is purported to be granted pursuant to any Security Document.

      "Compliance Certificate" means a certificate in substantially the form of Exhibit H hereto or any other form approved by the Administrative Agent.

      "Consolidated EBITDA" means, for any period, EBITDA determined on a consolidated basis with respect to Holdings, the Borrower and the Borrower Subsidiaries in accordance with GAAP.

      "Consolidated Interest Expense" means, for any period, the interest expense, both expensed and capitalized (including amortization of debt issuance costs, original issue discount, interest paid in kind and the interest component in respect of Capital Lease Obligations), accrued or paid by Holdings and its Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP and in any event including (a) interest, fees and costs under or in respect of this Agreement, (b) interest, amortization of issue discount, fees and costs in respect of the Senior Notes and (c) costs of interest rate Hedging Agreements.

      "Control" of any Person means (a) the ownership, directly, or indirectly, beneficially or of record, of shares representing 25% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of such Person, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

      "CSI" means Citicorp Securities, Inc., a Delaware corporation.

      "D&F" means D&F Industries, Inc., a California corporation, and a wholly-owned Subsidiary of the Borrower from and after the consummation of the Reorganization.

      "Default" means any event or condition that constitutes an Event of Default or that upon notice or lapse of time (or both) would become an Event of Default.

      "Deferred Acquisition Consideration" means, as to any Permitted Acquisition, effective at the consummation thereof, all Acquisition Consideration for such Permitted Acquisition except Acquisition Consideration that was paid in cash or by transfer of assets at or prior to the consummation of such Permitted Acquisition. The amount of any Deferred Acquisition Consideration (i) shall be determined by reference to the face amount thereof, without any discount or allowance or reduction for any imputed interest, original issue discount or present value discount or for any payment contingency, or (ii) if there is no face amount, shall be based on management's good faith and reasonable estimate of the amount payable thereunder discounted at an annual rate of 6%.

      "Documentary Letter of Credit" means any letter of credit issued for the account of the Borrower or any Borrower Subsidiary for the purpose of providing the principal payment mechanism in connection with the purchase of goods by the Borrower or such Borrower Subsidiary in the ordinary course of business.

      "Documentation Agent" means Bank of America NT&SA, in its capacity as documentation agent for the Lenders.

      "Dollars" or "$" refers to lawful money of the United States of America.

      "Dynamic" means Dynamic Products, Inc., a California corporation, and a wholly-owned Subsidiary of the Borrower from and after the consummation of the Reorganization.

      "EBITDA" of any Person for any period means (a) net income (or net loss) for such period, plus (b) without duplication and to the extent deducted from revenues in determining net income (or net loss), the sum of
(i) the aggregate amount of interest expense for such period, (ii) the aggregate amount of letter of credit fees paid during such period, (iii) the aggregate amount of income tax expense for such period, (iv) all amounts attributable to depreciation and amortization for such period and (v) non-cash charges during such period which are not expected to result in a cash impact during the term of this Agreement, minus (c) without duplication and to the extent added to revenues in determining net income for such period, non-cash gains during such period, in each case determined in accordance with GAAP for such Person.

      "Effective Date" means the date on which the conditions specified in
Section 3.1 are satisfied (or waived in accordance with Section 9.2).

      "Effective Date Capitalization Table" means the information set forth on Schedule 1.1-A.

      "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by Holdings, the Borrower or any of the Subsidiaries (a) in the ordinary course of such Person's business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, "Claims"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contributions, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

      "Environmental Laws" means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the generation, use, handling, transportation, storage, treatment, disposal, exposure to, or Release or threatened Release of any Hazardous Material, or to employee health and safety matters.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any member of the Holdings Group directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which any such liability is assumed or imposed with respect to any of the foregoing.

      "Equity Interests" means, with respect to any Person, any capital stock of such Person or membership interests, partnership interests (whether general or limited) or other equity interests in such Person, regardless of type, class, preference or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto, in each case whether outstanding on the Effective Date or issued or granted at any time thereafter.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

      "ERISA Event" means (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "Eurodollar," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

      "Event of Default" has the meaning assigned to such term in Section 7.1.

      "Excess Cash Flow" means, for any period, the sum of (a) Consolidated EBITDA for such period, minus (b) the sum of (i) the cash portion of Consolidated Interest Expense for such period, (ii) scheduled principal repayments of Indebtedness of Holdings and its Subsidiaries on a Consolidated basis for such period, (iii) the aggregate amount of all Tax Distribution Amounts and other Restricted Payments permitted under Article VI hereof, in each case to the extent actually paid, (iv) cash taxes paid by Holdings or any of its Subsidiaries during such period, (v) cash Capital Expenditures permitted under Article VI hereof during such period, (vi) mandatory prepayments pursuant to Section 2.7(b) during such period with respect to the Net Cash Proceeds from the Transfer of any asset and (vii) any increase in working capital during such period, plus (c) any decrease in working capital during such period.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.16), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.14(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.14(a).

      "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business

Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Financial Officer" means, with respect to any Loan Party, the chief financial officer or treasurer of such Loan Party.

      "Financing Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

      "Fixed Charge Coverage Ratio" means for any period, the ratio of (1)
(a) the sum of (i) Consolidated EBITDA for such period and (ii) rental expense under leases of real or personal property, or mixed property, in each case of Holdings and its Subsidiaries during such period, minus (b) Capital Expenditures of Holdings and its Subsidiaries during such period to (2) the sum of (i) the cash portion of Consolidated Interest Expense, (ii) all scheduled repayments of principal amounts of Indebtedness (including the principal portion of rentals accrued under capitalized leases), but excluding any permanent reductions of the Commitments hereunder pursuant to Sections 2.7(b) through (e) and any other repayments of the Advances pursuant to
Section 2.9, (iii) rental expense under leases of real or personal property, or mixed property, in each case of Holdings and its Subsidiaries during such period, and (iv) the aggregate amount of all Tax Distribution Amounts distributed by Holdings and its Subsidiaries during such period and all cash taxes payable by Holdings and its Subsidiaries during such period.

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "GAAP" means generally accepted accounting principles in the United States of America.

      "Governing Documents" means (a) the Certificate of Incorporation of Holdings, (b) the Certificate of Incorporation of the Borrower, (c) the By-laws of Holdings, (d) the By-Laws of the Borrower, and (e) the Certificate or Articles of Incorporation and the By-Laws of each other Loan Party, in each case, as in effect on the Effective Date (or, if later, in the case of any Borrower Subsidiary, the date on which such Subsidiary becomes a Loan Party) and amended from time to time thereafter in accordance with Section 6.10.

      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly (except endorsements for collection or deposit in the ordinary course of business) and shall include without limitation any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation.

      "Guarantee Agreement" means the Guaranty, Indemnity and Subordination Agreement substantially in the form of Exhibit D, made by Holdings and the Borrower Subsidiaries in favor of the Administrative Agents for the benefit of the Holders of the Obligations.

      "Guarantors" means Holdings and each Borrower Subsidiary that has executed the Guarantee Agreement.

      "Hazardous Materials" means any substance, material or waste which is regulated by any Governmental Authority of the United States as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste," "toxic substance" or words of similar meaning or import under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated byphenyls.

      "Hedging Agreement" means any interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, and other similar agreements.

      "Hedging Bank" means any Lender or any of its Affiliates in its capacity as a party to a Bank Hedging Agreement.

      "Herbalife Bond" means Performance Bond No. 53-0110-54607-97-5 in the face amount of $25,000,000 issued by United States Fidelity and Guaranty Company to D&F and Raven Industries, Inc., d/b/a Omni-Pak Industries, Inc., with respect to the obligations of Herbalife International of America, Inc., under the Supply Agreements, as the same may be amended, supplemented, modified or replaced from time to time.

      "Holdings" means Global Health Sciences, Inc., a California corporation.

                  "Holdings Group" means, collectively, Holdings and its Subsidiaries, including the Borrower.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all Deferred Acquisition Consideration and all obligations of such Person in respect of the deferred purchase price of property or services, but excluding current accounts payable incurred in the ordinary course of business or (if so incurred prior to a Permitted Acquisition and not in contemplation thereof) assumed in a Permitted Acquisition, (f) all obligations of such Person or any other Person secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien (except a Permitted Encumbrance) on property then owned or thereafter to be acquired by such Person, whether or not such Person has assumed liability for the payment of such obligations, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person, contingent or otherwise, in respect of letters of credit (including all LC Exposure), letters of guaranty or bankers acceptances, (j) all obligations of such Person, contingent or otherwise, in respect of Hedging Agreements, and (k) all obligations of such Person, contingent or otherwise, under Profit Payment Agreements or to redeem, repurchase or exchange any Equity Interests issued by such Person or by any Affiliate of such Person or to pay dividends or make distributions in respect of any such Equity Interests.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Information Memorandum" means the Confidential Information Memorandum dated March 17, 1998, relating to the Borrower and the Transactions and the related written Bank Meeting Presentation dated March 1998 with respect thereto delivered to prospective Lenders on March 19, 1998.

                  "Intercompany Note" means a promissory note of a Loan Party to another Loan Party in substantially the form of Exhibit F.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.6.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each month, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, except that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Issuing Bank" means Citibank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.4(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "LC Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the date that is thirty days prior to the Maturity Date and (b) the date of termination of the Revolving Commitments.

                  "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "LC Sublimit" means $10,000,000, as such amount may be reduced from time to time pursuant to Section 2.7.

                  "Lenders" means the Persons listed on the signature pages hereto as Lenders and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Citibank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, any agreement to give any of the foregoing, any lien or retained security title of a conditional vendor, any easement, right of way or other encumbrance on title to real property and, in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means this Agreement, each promissory note issued pursuant to Section 2.8(e), the Letters of Credit, the Guarantee Agreement, the Security Documents and each other certificate, instrument or agreement executed and delivered by any Loan Party in favor of the Administrative Agent, any Issuing Bank or any Lender pursuant to the provisions hereof or thereof, as each of the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its respective terms.

                  "Loan Parties" means Holdings and each of its Subsidiaries.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Margin Stock" has the meaning assigned to such term in Regulation U.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, operations, property, assets, prospects or condition (financial or otherwise), of Holdings, the Borrower and the Borrower Subsidiaries, taken as a whole, (b) the ability of the Borrower to pay the Obligations or of any Loan Party to perform its agreements and other obligations under the Loan Documents, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the rights or remedies of the Administrative Agent, any Issuing Bank or the Lenders hereunder or thereunder.

                  "Material Contract" means (a) any Supply Agreement, (b) any employment contract that provides for annual compensation in excess of $250,000,
(c) any lease of Real Property set forth on Schedule 1.1-B and each other material lease of Real Property entered into by a Loan Party after the Effective Date or (d) any other agreement (written or oral) involving total consideration payable to or by Holdings or any of its Subsidiaries in excess of $10,000,000 (other than agreements or other arrangements for the purchase of raw materials in the ordinary course of business).

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower and the Borrower Subsidiaries in an aggregate principal amount exceeding $2,000,000. For purposes of determining the amount of Material Indebtedness at any time, the "principal amount" of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Hedging Agreement at such time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Borrower Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Maturity Date" means April 22, 2003.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA as to which Holdings, the Borrower or any Borrower Subsidiary has any obligation or liability (contingent or otherwise).

                  "Net Cash Proceeds" means (a) all cash proceeds received by Holdings, the Borrower or any Borrower Subsidiary from the issuance and sale of any Equity Interests at any time after the Effective Date (except Equity Interests sold to management employees of the Borrower or any Subsidiary and other Equity Interests issued or sold in accordance with Section 6.7) or from the incurrence of any Indebtedness (other than Indebtedness described in Section 6.1(a)), in each case net of underwriting discounts, commissions, issuance costs and other reasonable costs incurred in connection with such transaction, (b) all cash proceeds received by Holdings, the Borrower or any Borrower Subsidiary from the Transfer of any assets (except Transfers described in clauses (a) through (c) of Section 6.5) net of (i) costs of the sale or disposition incurred and paid by members of the Holdings Group (including all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements),
(ii) income or gains taxes paid or estimated to be payable in cash within twelve months of the consummation of such Transfer by any member of the Holdings Group by reason of such Transfer, and other tax liabilities directly resulting therefrom, (iii) any such cash proceeds that are applied to the repayment of any Indebtedness permitted hereunder and permitted to be secured hereunder by the property sold in such Transfer, and (iv) appropriate reserves maintained in accordance with GAAP against any liabilities associated with such Transfer and retained by the Borrower, Holdings or their respective Subsidiaries following such Transfer, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Transfer.

                  "Obligations" means all direct or indirect obligations and liabilities of the Borrower or any other Loan Party of any and every type and description at any time arising under or in connection with this Agreement or any other Loan Document, to the Administrative Agent, the Arranger, the Documentation Agent, the Issuing Bank, Citibank, any Lender, any Person entitled to indemnification pursuant to Section 9.3(b), or any of their respective Affiliates, successors, transferees or assigns, whether or not the right of such Person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding, and shall include (a) all liabilities of the Borrower for principal of and interest on the Loans, (b) all liabilities of the Borrower in respect of Letters of Credit, (c) all liabilities of the Borrower under the Loan Documents for any fees, costs, taxes, expenses, indemnification and other amounts payable thereunder, (d) all liabilities under the Guarantee Agreement and (e) all other liabilities of the Borrower or any other Loan Party to any such Person under or in respect of any of the Loan Documents or the Financing Transactions.

                  "Omni-Pak" means Raven Industries, Inc., a California corporation (d/b/a Omni-Pak Industries, Inc.), and a wholly-owned Subsidiary of the Borrower from and after the consummation of the Reorganization.

                  "Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "Parent Guarantor" means Holdings.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Perfection Notice" means a notice to a depositary bank in substantially the form of Exhibit K or any other form approved by the Administrative Agent.

                  "Permitted Acquisition" means any non-hostile Acquisition by the Borrower or any Borrower Subsidiary if all of the following conditions are met:

                  (a) before and immediately after giving effect thereto, (i) no Default has occurred and is continuing or would result therefrom and
         (ii) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Acquisition, as though made on and as of such date, other than any such representations or warranties that by their terms refer to a date other than the date of such Acquisition, in which case such representations and warranties shall be true and correct as of such other date,

                  (b) such Acquisition has not been preceded by an unsolicited tender offer for such Person by the Borrower or any of its Affiliates,

                  (c) all transactions related thereto shall be consummated in accordance with applicable laws,

                  (d) in the case of any Acquisition of shares or other Equity Interests in any Person, such Acquisition is an Acquisition of 100% of the Equity Interests in such Person and, after giving effect to such Acquisition, such Person becomes a wholly-owned Subsidiary of the Borrower,

                  (e) all actions required to be taken, if any, with respect to any acquired or newly formed Subsidiary under Section 5.12 shall have been taken,

                  (f) such assets are used for, or such Person is engaged in, a line of business permitted under Section 6.3(b),

                  (g) at least (i) 21 days prior to entering into such Acquisition, or any agreement therefor, the Borrower delivers notice thereof to the Administrative Agent and (ii) 15 days prior to the consummation of such Acquisition, the Borrower delivers to the Administrative Agent and the Lenders a certificate signed by a Financial Officer calculating the Total Leverage Ratio, Consolidated EBITDA, Cash Interest Coverage Ratio, Fixed Charge Coverage Ratio and the Pro Forma Operating Cash Flow (including, as set forth in reasonable detail on a schedule thereto, all adjustments to be made in calculating such Pro Forma Operating Cash Flow), each on a pro forma basis so as to give effect to such Acquisition and all Deferred Acquisition Consideration therefor and all other Indebtedness assumed or incurred by any Loan Party in connection therewith, and attaching the Borrower's then-current good faith and reasonable financial projections for the first fiscal quarter ending after the consummation of such Acquisition and the succeeding three quarters, demonstrating (to the reasonable satisfaction of the Required Lenders) that, after giving effect to such Acquisition, (A) the Borrower and Holdings would have been in compliance with the covenants set forth in Sections 6.12 through 6.15 as of the last day of the Borrower's fiscal quarter most recently ended prior to the consummation of such Acquisition and (B) based solely on such projections and without any assurance that such projections will be achieved, the Borrower can reasonably be expected to remain in compliance with such covenants for the twelve-month period following the consummation of such Acquisition, and to have sufficient cash liquidity to conduct its business, to support working capital requirements and to make required income tax distributions and pay its debts and other liabilities as they become due,

                  (h) neither Holdings, the Borrower nor any Borrower Subsidiary shall incur, assume or otherwise become liable for or subject to (i) any Indebtedness in connection with such Acquisition (except for Indebtedness permitted by Section 6.1), or (ii) any material contingent liabilities, except for those constituting Indebtedness permitted by
         Section 6.1,

                  (i) the aggregate consideration payable by the Loan Parties in connection with such Acquisition does not exceed six times the Pro Forma Operating Cash Flow of the entity, or attributable to the assets, to be acquired in such Acquisition for the 12-month period preceding the Acquisition,

                  (j) consummation of such Acquisition will not utilize or require aggregate proceeds of Revolving Loans or Letters of Credit in excess of $20,000,000, and

                  (k) such business or Person being acquired shall have had a positive Pro Forma Operating Cash Flow for the twelve-month period prior to the proposed Acquisition;

provided that if (i) an Acquisition satisfies the conditions set forth a clauses
(a) through (h) and (k) above and (ii) such Acquisition is funded solely from internally generated cash flow of the Borrower and the Borrower Subsidiaries at a time when no Revolving Loans or Letters of Credit are outstanding, then such Acquisition shall be deemed a "Permitted Acquisition" within the meaning hereof.

                  "Permitted Encumbrances" means any of the following:

                  (a) Liens for Taxes, assessments or charges of any Governmental Authority that are not yet due or are being contested in compliance with Section 5.5;

                  (b) statutory Liens of landlords and carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.5;

                  (c) Liens incurred or pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) Liens incurred or deposits made to secure the performance of bids, tenders, contracts (other than for the repayment of Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.1(k);

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Borrower Subsidiary; and

                  (g) any interest or title of a lessor or secured by a lessor's interest under any lease not otherwise prohibited by this Agreement;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge and Security Agreement" means the Pledge and Security Agreement substantially in the form of Exhibit E, entered into by the Borrower, each Guarantor and the Administrative Agent for the benefit of the holders of Obligations.

                  "Profit Payment Agreement" means any agreement to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business.

                  "Pro Forma EBITDA" means, for any period, (a) Consolidated EBITDA for such period, plus (or, if a negative number, minus) (b) the amount by which such Consolidated EBITDA would have been increased (or, if a negative number, decreased) for such period if (i) each Permitted Acquisition that was consummated in such period had been consummated on the first day thereof, (ii) Consolidated EBITDA had been computed after giving affect to all revenues, charges and other items pertinent to the determination of Consolidated EBITDA that were actually and properly recorded, in accordance with GAAP, in respect of the assets or Person acquired in such Permitted Acquisition for the period prior to the consummation of such Permitted Acquisition, minus (c) the amount by which such Consolidated EBITDA would have been decreased for such period if any and all revenues, gains, charges, losses and other items attributable to any business or operations that were sold, discontinued or designated by the Borrower as held for sale or for discontinuance were excluded in the calculation thereof, plus (d) if and to the extent the proceeds of any Loan are used in such period to pay the purchase price or any non-competition payment or other consideration or costs for any Permitted Acquisition, the amount of interest that would have accrued hereunder in such period prior to the time such Loan was funded if such Loan had been outstanding throughout such period.

                  "Pro Forma Leverage Ratio" means, as of any day, the ratio of
(a) all Indebtedness of Holdings, the Borrower and the Borrower Subsidiaries outstanding on such day (including without limitation all Indebtedness in respect of the Senior Notes and the Loans and the aggregate LC Exposure), minus cash on hand of the Borrower and the Borrower Subsidiaries, to (b) Pro Forma Operating Cash Flow for Holdings, the Borrower and the Borrower Subsidiaries for the 12-month period then ended.

                  "Pro Forma Operating Cash Flow" means, for any business or Person for any period, EBITDA of such Person or attributable to such business for such period, plus net cost savings for such period attributable to termination of non-recurring costs and expenses related to the prior owners of such business or Person (after giving effect to the costs of replacing services provided by such prior owners), all such costs and expenses to be satisfactory to the Administrative Agent and the Required Lenders.

                  "Real Property" means land, buildings and improvements owned or leased by Holdings, the Borrower or any of their respective Subsidiaries, but excluding all operating fixtures and equipment, whether or not incorporated into such improvements.

                  "Register" has the meaning set forth in Section 9.4(c).

                  "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Release" has the meaning set forth in CERCLA Section 101(22) (42 U.S.C. Section 9601(22)).

                  "Reorganization" means the following transactions to be consummated pursuant to the Reorganization Agreement (after the consummation of which transactions, on the Effective Date, (i) Richard Marconi and Fred E. Siegel will own 94% and 6%, respectively, of the capital stock of Holdings, (ii) the Borrower will be a direct, wholly-owned Subsidiary of Holdings and (iii) D&F, Omni-Pak, Dynamic and West Coast Sales will be direct, wholly-owned subsidiaries of the Borrower):

                  (a) the change, prior to the Effective Date, by Holdings of its name from "D&F Industries, Inc." to "Global Health Sciences, Inc.";

                  (b) the formation, prior to the Effective Date, by Holdings of the Borrower;

                  (c) the formation, prior to the Effective Date, by the Borrower of D&F, Raven Sub, Inc. ("New Raven"), New West Coast Sales, Inc. ("New West Coast"), and Dynamic Sub, Inc. ("New Dynamic");

                  (d) the transfer, on the Effective Date, by Holdings to D&F of all of its assets and liabilities except for its obligations under the Senior Notes and the Loan Documents and the capital stock of the Borrower;

                  (e) the acquisition, on the Effective Date, by the Borrower, with proceeds of the issuance of the Senior Notes, of Omni-Pak, West Coast Sales and Dynamic from their respective shareholders for approximately $137,900,000 in cash; and

                  (f) the exchange, on the Effective Date, by the shareholders of Holdings of approximately 59% of the outstanding capital stock of Holdings for approximately $57,100,000 in cash, which stock so exchanged will be cancelled and which cash payment will be made with proceeds from the issuance of the Senior Notes.

                  "Reorganization Agreement" means the Agreement and Plan of Reorganization, dated as of April 23, 1998, among Holdings, the Borrower, D&F, Omni-Pak, Dynamic and West Coast Sales, and the Agreements and Plans of Merger referred to (and defined) therein.

                  "Required Lenders" means, at any time, Lenders having Total Exposures and unused Revolving Commitments representing more than 50% of the sum of the Total Exposures and unused Revolving Commitments at such time.

                  "Restricted Payment" means (a) any payment or distribution, direct or indirect, on account or in respect of (i) any Equity Interest in the Borrower or any other Loan Party or (ii) the Senior Notes, other than regularly scheduled semi-annual payments made by Holdings in respect thereof, all as required by the terms thereof, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of
(i) any Equity Interest in the Borrower or any other Loan Party or (ii) the Senior Notes by any Loan Party, other than any such redemption, purchase or other acquisition for value by Holdings as required by the terms of the Senior Notes, or (c) any payment or reimbursement, direct or indirect, on account of any consulting fees, management fees, director fees, expenses, taxes, indemnification obligations or other costs incurred or payable by or on behalf of the Borrower or any other Loan Party to or for the benefit of the holder of any Equity Interest in Holdings or any Affiliate of any such holder.

                  "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

                  "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Total Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.7 or 7.1 or any other provision of this Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable (and the initial aggregate amount of the Lenders' Revolving Commitments is $50,000,000).

                  "Revolving Credit Note" means a promissory note of the Borrower to a Lender (or to such Lender and its registered assigns), in substantially the form of Exhibit C, delivered pursuant to Section 2.8(e).

                  "Revolving Loan" means a Loan made pursuant to Section 2.1.

                  "S&P" means Standard & Poor's.

                  "Security Documents" means the Pledge and Security Agreement, the Intercompany Notes, and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

                  "Senior Note Guarantees" means the subordinated guaranty by the Borrower and the Borrower Subsidiaries of Holdings' obligations in respect of the Senior Notes, all as set forth in Article 10 of the Senior Note Indenture.

                  "Senior Note Indenture" means the Indenture dated as of April 23, 1998, between Holdings and Chase Manhattan Bank & Trust Company, National Association, as Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Senior Notes" means any and all securities issued or that may be issued and outstanding under the Senior Note Indenture, and includes the Notes and the Exchange Notes referred to (and defined) therein.

                  "Specified Event of Default" means, for the purposes of
Section 6.7(a), the occurrence of (i) any Event of Default specified in Section 7.1(a) or 7.1(b) (including without limitation any such Event of Default occurring as a result of an acceleration following an Event of Default under
Section 7.1(h) or (i)) or (ii) any failure by the Borrower or Holdings to observe or perform any covenant, condition or agreement contained in Section 6.11, 6.12, 6.13, 6.14 or 6.15.

                  "Statutory Reserve Rate" means, at any time, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (expressed as a decimal) of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) established by the Board and then in effect as to any Lender or any other bank that is a member bank of the Federal Reserve System with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. For purposes solely of the compensation required by Section 2.14(e), Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation and without regard to whether any Lender actually obtains or maintains eurocurrency funding for its Eurodollar Loans. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of Holdings or the Borrower.

                  "Supply Agreements" means, collectively, (a) the Supply Agreement dated as of September 2, 1997, between D&F and Herbalife International of America, Inc., a California corporation ("Herbalife"), (b) the Supply Agreement, dated as of September 2, 1997, between Herbalife and Omni-Pak Industries, Inc., and (c) the Supply Agreement, dated as of September 2, 1997, between Herbalife and Dynamic Industries, Inc., a predecessor of D&F, in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "Tax Distribution Amount" means the sum of:

                  (a) an amount equal to, for all federal income taxable years of Holdings ending subsequent to the date hereof during which Holdings qualified as an S Corporation under Subchapter S of the Code, the greater of, for each such year, (i) the sum of (A) the product of (1) all items of income, less all items of deduction, allocable to Holdings' shareholders for federal income tax purposes for each such federal taxable year as a result of Holdings' status as an S Corporation, multiplied by (2) the highest individual federal income tax rate for each such taxable year, minus (B) all items of credit allocable to Holdings' shareholders for federal income tax purposes for each such federal taxable year as a result of Holdings' status as an S Corporation and (ii) the amount determined under (i) for federal alternative minimum tax purposes; and

                  (b) an amount equal to, for all state and local income taxable years of Holdings ending subsequent to the date hereof, the greater of, for each such year, (i) the sum of (A) the product of (1) all items of income, less all items of deduction, allocable to shareholders for state and local income tax purposes for each such taxable year under any provision of the relevant revenue and taxation code (the "Local Code") comparable to Subchapter S of the Code or any comparable term under the Local Code, multiplied by (2) the highest individual state and local income tax rate for each such taxable year, minus (B) all items of credit allocable to Holdings' shareholders for state and local income tax purposes for each such relevant taxable year and (ii) the amount determined under (i) for alternative minimum tax purposes under any such Local Code.

Notwithstanding anything herein to the contrary, the Tax Distribution Amount shall be reduced by the amount of income tax, if any, which Holdings is required to withhold and pay over to any state taxing authority by reason of any shareholder being a nonresident of that state.

                  "Tax Distribution Certificate" has the meaning specified in
Section 5.1(i).

                  "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Total Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its Applicable Percentage of the total LC Exposure at such time.

                  "Total Leverage Ratio" means, as of any day, the ratio of (a) all Indebtedness of Holdings, the Borrower and the Borrower Subsidiaries outstanding on such day (including, without limitation, all Indebtedness in respect of the Senior Notes and the Loans and the aggregate LC Exposure), minus cash on hand of the Borrower and the Borrower Subsidiaries to (b) Pro Forma EBITDA for the 12-month period then ended.

                  "Transfer" has the meaning set forth in Section 6.5.

                  "Transaction Agreements" means, collectively, the Reorganization Agreement and each agreement executed or delivered pursuant thereto or in connection therewith.

                  "Transaction Parties" means each party to any Transaction Agreement.

                  "Transactions" means the Reorganization, the issuance and sale of the Senior Notes and the Financing Transactions.

                  "Type," when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "West Coast Sales" means West Coast Sales, a California corporation, and a wholly-owned Subsidiary of the Borrower from and after the consummation of the Reorganization.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "Year 2000 Problem" means any significant risk that computer hardware or software used in Holdings', the Borrower's or any of their respective Subsidiaries' businesses or operations will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

                  Section 1.2. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan" or a "Eurodollar Revolving Loan," versus an "ABR Loan" or an ABR Revolving Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing" versus an "ABR Borrowing").

                  Section 1.3. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  Section 1.4. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  Section 1.5. Terms Defined in the Uniform Commercial Code. When capitalized, the following terms used in this Agreement or the Security Documents have the meanings given to them in the Uniform Commercial Code, as in effect in the State of New York on the date of this Agreement: Accounts; Certificated Security; Commodity Account; Commodity Contract; Commodity Intermediary; Documents; Equipment; Financial Asset; Fixtures; General Intangibles; Goods; Instruments; Inventory; Investment Property; Purchase Money Security Interest; Securities Account; Securities Intermediary; Security; Security Certificate; Security Entitlement; and Uncertificated Security.

                  Section 1.6. Detrmination of Financial Ratios. For purposes of determining the Total Leverage Ratio, Consolidated EBITDA, the Cash Interest Coverage Ratio and the Fixed Charge Coverage Ratio as of any day prior to the first anniversary of the Effective Date, (a) Consolidated EBITDA for any period occurring prior to the Effective Date shall be conclusively taken as equal to the amount set forth for such period in Schedule 1.6 and (b) in computing the Cash Interest Coverage Ratio and the Fixed Charge Coverage Ratio, the components of the respective denominator of each shall be annualized by multiplying the amount of each such component incurred in that portion of the relevant 12-month period that follows the Effective Date by a fraction, the numerator of which is 365 and the denominator of which is the number of days in such portion of the 12-month period.

                                   ARTICLE II.
                                   THE CREDITS

                  Section 2.1. Commitments. Subject to the terms and conditions set forth herein, each Lender severally and not jointly agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Total Exposure at any time exceeding such Lender's Revolving Commitment in effect at such time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

                  Section 2.2. Loans and Borrowings.

                  (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder. The Revolving Commitments are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Sections 2.6(f), 2.6(g) and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan. The exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or such Lender's obligations under Section 2.14.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000, except that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.4(e). Borrowings of more than one Type may be outstanding at the same time, but there shall not at any time be more than a total of six Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  Section 2.3. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone
(a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing, provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.4(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B hereto, specifying therein, in compliance with Section 2.2:

                           (i) the aggregate amount of such Borrowing;

                           (ii) the date of such Borrowing, which shall be a Business Day;

                           (iii) subject to Section 2.2(b), whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                           (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                           (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.5.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.3, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  Section 2.4. Letters of Credit.

                  (a) Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the LC Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing
Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.4(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the LC Sublimit in effect at such time and (ii) the aggregate Total Exposures shall not exceed the aggregate Revolving Commitments in effect at such time.

                  (c) Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is thirty days prior to the Maturity Date.

                  (d) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby severally and not jointly acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.4(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.4(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt, provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender severally and not jointly agrees to pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.5 with respect to Loans made by such Lender (and Section 2.5 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.4(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.4(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.4(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of an ABR Borrowing as contemplated above) shall constitute the payment of the purchase price for a participation pursuant to Section 2.4(d) and, accordingly, shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) The Borrower's obligation to reimburse LC Disbursements as provided in Section 2.4(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Bank or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank. The foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby forever waived by the Borrower) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder, but no failure to give or delay in giving such notice shall relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement or put the Issuing Bank under any resulting liability to any Person or any resulting diminution of its rights as against any Person.

                  (h) If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum (including the Applicable ABR Margin) then applicable to ABR Revolving Loans, except that if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.4(e), then Section 2.11(c) shall apply. Interest accrued pursuant to this Section 2.4(h) shall be for the account of the Issuing Bank and, after the date of payment by any Lender pursuant to Section 2.4(d) for the purchase of a participation, for the account of such Lender to the extent of such participation.

                  (i) The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.1m(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this Section 2.4(j), the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any and all accrued and unpaid interest thereon, except that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in
Section 7.1(h) or 7.1(i). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent at the request of the Borrower and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                  Section 2.5. Funding of Borrowings.

                  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with Sanwa Bank California in Rosemead, California, and designated by the Borrower in the applicable Borrowing Request, except that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.4(e) shall be remitted by the Administrative Agent to the Issuing Bank.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.5(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  Section 2.6. Interest Elections.

                  (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.6. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section 2.6, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and binding on the Borrower and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent in a writing signed by the Borrower and complying with the provisions of Section 2.6(c) below.

                  (c) Each telephonic and written Interest Election Request shall, within the restrictions specified in subsections (a) and (b) above, specify the following information in compliance with Section 2.2:

                           (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.6(c)(iii) and 2.6(c)(iv) shall be specified for each resulting Borrowing);

                           (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                           (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                           (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period."

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.

                  (f) If with respect to any Interest Period Lenders holding at least 50% in principal amount of the then outstanding Loans advise the Administrative Agent prior to the first day of the relevant Eurodollar Interest Period that funding is not available to such Lenders in the London interbank market in Dollars, then the Administrative Agent shall forthwith give notice thereof to the Borrower, whereupon (until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist) the right of the Borrower to elect to have Loans bear interest as Eurodollar Borrowings shall be suspended, and each outstanding Eurodollar Borrowing shall be converted into a ABR Borrowing on the last day of the then current Interest Period therefor, notwithstanding any prior election by the Borrower to the contrary.

                  (g) If at any time any Lender determines (which determination shall, if made in good faith, be final and conclusive and binding upon all parties) that the funding or continuation of, or conversion into, a Eurodollar Borrowing has become unlawful or impermissible by compliance by such Lender in good faith with any law, governmental rule, regulation or order of any central bank or other Governmental Authority or quasi-governmental authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. When such notice is given by a Lender,
(a) the Borrower's right to request from the Lenders, and each Lender's obligation (if any) to make, Eurodollar Rate Loans shall be immediately suspended, and (b) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, convert each such Loan into an ABR Loan. If, at any time after a Lender gives notice under this Section 2.6(g), such Lender determines that it may lawfully make Eurodollar Rate Loans of the type referred to in such notice, such Lender shall promptly give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request from the Lenders, and each Lender's obligation, if any, to make, Eurodollar Rate Loans shall thereafter be restored.

                  (h) Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  Section 2.7. Termination and Reduction of Commitments; Certain Prepayments.

                  (a) Unless previously terminated, the Revolving Commitments shall terminate, and all Obligations will be immediately due and payable, (i) on the Maturity Date or (ii) upon the occurrence of a Change of Control (unless any Event of Default arising from such Change of Control has been waived by all Lenders pursuant to Section 9.2(b)).

                  (b) If and whenever Holdings or the Borrower or any Borrower Subsidiary receives any Net Cash Proceeds, such amount shall be applied to prepay the Revolving Loans (to the extent outstanding on the date of such prepayment), and the Revolving Commitments shall be reduced, on the first Business Day after receipt thereof by an amount equal to the Net Cash Proceeds so received. After prepayment in full of all outstanding Loans, the remainder of any such prepayment shall be deposited by the Borrower with the Administrative Agent to be held as cash collateral (in accordance with Section 2.4(j)) up to an aggregate amount equal to 105% of the LC Exposure at such time.

                  (c) Commencing with the fiscal year of the Borrower ending December 31, 2001, the Borrower shall prepay on the 90th day following the last day of such fiscal year, and annually thereafter, the Revolving Loans (to the extent outstanding on the date of such prepayment), and the Revolving Commitments shall be reduced, by an amount equal to 50% of the amount of Excess Cash Flow for the fiscal year most recently ended. After prepayment in full of all outstanding Loans, the remainder of any such prepayment shall be deposited by the Borrower with the Administrative Agent to be held as cash collateral (in accordance with Section 2.4(j)) up to an aggregate amount equal to 105% of the LC Exposure at such time.

                  (d) No less than five Business Days prior to the date that Holdings is required to make, or otherwise intends to make, an Asset Sale Offer pursuant to Section 4.08(b) of the Senior Note Indenture (and as defined therein), the Borrower shall prepay the Revolving Loans (to the extent outstanding on the date of such prepayment), and the Revolving Commitments shall be reduced, by an amount equal to the Excess Proceeds (as defined in the Senior
Note Indenture) at such time. After prepayment in full of all outstanding Loans, the remainder of any such prepayment shall be deposited by the Borrower with the Administrative Agent to be held as cash collateral (in accordance with Section 2.4(j)) up to an aggregate amount equal to 105% of the LC Exposure at such time.

                  (e) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments, provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if and to the extent that, after giving effect to such termination or reduction and any concurrent prepayment of the Revolving Loans in accordance with Section 2.9, the sum of the Total Exposures would exceed the total Revolving Commitments.

                  (f) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under Section 2.7(e) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.7(f) shall be irrevocable. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

                  (g) The LC Sublimit shall be permanently and automatically reduced on the date of any termination or reduction of the Revolving Commitments by an amount equal to the amount by which the aggregate Revolving Commitments (after giving effect to such termination or reduction thereof) are less than $10,000,000.

                  (h) Notwithstanding anything herein to the contrary, at any time that Loans are outstanding the proceeds of which were used in connection with the funding of a Permitted Acquisition, the Borrower may, in accordance with Section 2.9, voluntarily prepay such Loans, in whole or in part, and reborrow, in accordance with Article II and subject to the terms and conditions hereof, an amount up to the principal amount of such prepayment at a later date; provided that, concurrently with such reborrowing, the Borrower delivers a certificate to the Administrative Agent certifying that the proceeds of such reborrowing will be applied solely to (i) regularly scheduled payments of interest on the Senior Notes or (ii) the payment of a Tax Distribution Amount pursuant to Section 6.7, and such proceeds are in fact so applied.

                  Section 2.8.  Repayment of Loans:  Evidence of Debt.

                  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to Sections 2.8(b) and 2.8(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein, but the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans, and to pay interest on the Loans, in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Revolving Credit Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  Section 2.9.  Prepayment of Loans.

                  (a) The Borrower shall prepay the Loans on each date specified, and in the manner specified, in Section 2.7. In addition, (i) if on any date the Total Exposure exceeds the Revolving Commitments in effect on such date, the Borrower shall on such date prepay Revolving Loans in an amount equal to such excess, and (ii) if on any date the LC Exposure exceeds the Revolving LC Sublimit in effect on such date, the Borrower shall on such date deposit cash collateral in an amount equal to 105% of such excess in the manner and on the terms set forth in Section 2.4(j).

                  (b) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section 2.9.

                  (c) In the event of any termination of all the Revolving Commitments, the Borrower shall repay or prepay all outstanding Borrowings on the date of such termination. In the event of any partial reduction of the Revolving Commitments, then (i) at or prior to the effective date of such reduction or termination, the Administrative Agent shall notify the Borrower and the Lenders of the aggregate Total Exposure after giving effect thereto and (ii) if the aggregate Total Exposure would exceed the aggregate Revolving Commitments after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, prepay Borrowings in an amount sufficient to eliminate such excess.

                  (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.9(e), but, in any event, each prepayment of Borrowings shall be applied to prepay ABR Borrowings before any other Borrowings.

                (e) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any optional prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11, and if any prepayment of a Eurodollar Loan is made on a date other than the last day of the Interest Period applicable to such Loan, the Borrower shall also pay all amounts owing pursuant to Section 2.13(e).

                  (f) Any provision hereof to the contrary notwithstanding, from and after the date any Borrowing has been made in respect of a Permitted Acquisition, each prepayment of Revolving Loans hereunder shall be deemed to be applied, first, to Borrowings the proceeds of which were used for working capital purposes, until all such Borrowings have been repaid in full, and, second, to Borrowings made in respect of Permitted Acquisitions.

                  Section 2.10.  Fees.

                  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate of 0.50% per annum on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the date of this Agreement to but excluding the date on which the Revolving Commitments are terminated. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

                  (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of

Credit, which shall accrue at a rate equal to (i) with respect to all Letters of Credit other than Documentary Letters of Credit, the Applicable Eurodollar Margin (as in effect from day to day as such participation fee accrues) less 1/4 of 1% per annum, and (ii) with respect to Documentary Letters of Credit, fifty-percent (50%) of the Applicable Eurodollar Margin (as in effect from day to day as such participation fee accrues), in each case on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure. The Borrower also agrees to pay to the Issuing Bank, solely for the Issuing Bank's own account, a fronting fee which shall accrue at the rate of 1/4 of 1% per annum on the average daily amount of the LC Exposure relating to all Letters of Credit during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date, and, in addition, all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this Section 2.10(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account and for account of the Arranger, fees payable in the amounts and at the times separately agreed upon between or among the Borrower, the Administrative Agent and the Arranger.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  Section 2.11.  Interest.

                  (a) The Loans comprising each Eurodollar Borrowing shall bear interest for each day of each Interest Period selected for such Borrowing in conformity with the provisions of this Agreement at the Adjusted LIBO Rate determined for such Interest Period plus the Applicable Eurodollar Margin determined as of such day.

                  (b) The Loans comprising each ABR Borrowing and, except to the extent interest accrues thereon as set forth in Section 2.11(a), all other Loans, reimbursement liabilities for LC Disbursements and other Obligations at any time outstanding shall bear interest for each day at the Alternate Base Rate in effect for such day plus the Applicable ABR Margin determined as of such day.

                  (c) Notwithstanding the provisions of Sections 2.11(a) and 2.11(b), if and for as long as any amount due for principal of or interest on any Loan or any reimbursement liability for LC Disbursements remains unpaid and, in addition, for each day on which any Event of Default has occurred and is continuing, any and all outstanding Loans, reimbursement liabilities for LC Disbursements and other Obligations (whether or not then due and payable) shall bear interest, after as well as before judgment, at a rate per annum equal to
(i) in the case of any Eurodollar Borrowing for which the Interest Period has not then expired, 2 % per annum plus the rate (including the Applicable Eurodollar Margin) otherwise applicable to such Eurodollar Borrowing as provided in Section 2.11(a) and (ii) in the case of any other Loan, reimbursement liability or other Obligation then outstanding, 2 % per annum plus the rate (including Applicable ABR Margin) then applicable to ABR Revolving Loans as provided in Section 2.11(b).

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, except that, in any event, (i) interest accrued pursuant to Section 2.11(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to clause (a) of the definition of Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  Section 2.12.  Alternate Rate of Interest.

                    If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  Section 2.13.  Increased Costs.

                  (a) If any Change in Law shall:

                           (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                           (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements increases or would have the effect of increasing the amount or cost of capital required or expected to be maintained by such Lender or any corporation controlling such Lender or Issuing Bank, or reduces or would have the effect of reducing the rate of return on such capital, and such Lender or Issuing Bank reasonably determines that the amount or cost of such capital is increased, or the rate of return thereon is reduced, by or based upon the existence or funding of such Lender's or Issuing Bank's commitment to make loans and issue or participate in letters of credit under this Agreement and other commitments of this type, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy),then, within three Business Days after demand by such Lender or Issuing Bank, the Borrower shall pay to such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, additional amounts sufficient to compensate such Lender or Issuing Bank in the light of such circumstances, to the extent that such Lender or Issuing Bank in good faith determines such increase in capital, or reduction in the rate of return, to be allocable to the existence or funding of its commitment.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 2.13(a) or 2.13(b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation.

                  (e) In the event of (i) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto, or (iv) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  Section 2.14.  Taxes.

                  (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes. If, nevertheless, the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this
Section 2.14) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Each Foreign Lender shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Foreign Lender's claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Foreign Lender delivers a Form W-8, a certificate representing that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming complete exemption from or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Foreign
Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this Section 2.14(e), a Foreign Lender shall not be required to deliver any form pursuant to this 2.14(e) that such Foreign Lender is not legally able to deliver.

                  (f) The Borrower shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender in respect of U.S. Federal withholding tax pursuant to Section 2.14(a) or 2.14(c) to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of
Section 2.14(e). Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall, at Lender's expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  Section 2.15. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

                  (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under
Section 2.13, 2.14 or 2.16 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the offices of Citibank at 399 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.16 and 9.3 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC

Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, LC Disbursements, or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, LC Disbursements and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, LC Disbursements and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, LC Disbursements and participations in LC Disbursements. If any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest. The provisions of this Section 2.15(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, LC Disbursements or participations in LC Disbursements to any assignee or participant, other than to Holdings, the Borrower or any Borrower Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.15(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(d), 2.4(e), 2.5(b), 2.15(d) or 9.3(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  Section 2.16. Replacement of Lender. If any Lender gives notice of illegality pursuant to Section 2.6(g) or requests compensation under
Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 2.14, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4, provided that the Borrower shall be obligated to pay the processing and recordation fee referred to therein), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), but (in each case) only if (i) the Borrower has received the prior written consent of the Administrative Agent and the Issuing Bank, which consent shall not unreasonably be withheld, (ii) such Lender has received payment of an amount equal to the outstanding principal of its Revolving Loans, LC Disbursements and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including without limitation all amounts owing to such replaced Lender pursuant to Sections 2.13,
2.14 and 2.15, including with limitation any amounts owing under Section 2.13(e) as a result of such replacement), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III.
                                   CONDITIONS

                  Section 3.1.  Effective Date. The obligations of the
Lenders to make the initial Loans and of the Issuing Bank to issue the initial Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received counterparts of the Pledge and Security Agreement signed on behalf of each Loan Party party thereto, and:

                           (i) the Administrative Agent shall have received delivery, in pledge, of (A) stock certificates representing all outstanding shares of capital stock of each member of the Holdings Group owned by or on behalf of any Loan Party as of the Effective Date, after giving effect to the Transactions, and (B) Intercompany Notes signed by each Loan Party evidencing all Indebtedness owed to another Loan Party as of, and to be owing to such Loan Party at any time after, the Effective Date after giving effect to the Transactions, together (in each case) with stock powers and instruments of transfer, endorsed in blank,

                           (ii) the Administrative Agent shall have received evidence of all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Pledge and Security Agreement signed on behalf of each Loan Party, and evidence that such financing statements have been filed (or are in appropriate form for filing) in the filing offices listed on Schedule 3.1(b),

                           (iii) the Administrative Agent shall have received evidence of all consents (including without limitation consent under the Supply Agreements) that may be required for the creation or enforcement of the Administrative Agent's security interests created under the Security Documents in any rights or claims of any Loan Party under the Reorganization Agreement and each other Transaction Agreement,

                           (iv) the Administrative Agent shall have received (A) the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions listed on Schedule 3.1(b), (B) copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by
         Section 6.2 or have been released or will be released upon or promptly following the Effective Date, and (C) Perfection Notices duly executed by the Loan Party that is a depositor on each deposit account as to which a Perfection Notice is required under Section 5.13(c).

                  (c) The Administrative Agent shall have received counterparts of the Guarantee Agreement signed on behalf of each party thereto other than the Administrative Agent.

                  (d) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Issuing Bank and the Lenders and dated the Effective Date) of each of (i) Weil, Gotshal & Manges LLP, counsel for the Loan Parties, substantially in the form of Exhibit I, and (ii) Sidley & Austin, special FDA counsel to the Loan Parties, substantially in the form of Exhibit J, in each case covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower and Holdings hereby request such counsel to deliver such opinions.

                  (e) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Issuing Bank and the Lenders and dated the Effective Date) of Latham & Watkins, counsel for the Administrative Agent in form and substance satisfactory to the Administrative Agent.

                  (f) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (g) The Administrative Agent shall have received a certificate in substantially the form of Exhibit G, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in this Article III and confirming the other matters set forth in Exhibit G;

                  (h) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                  (i) The Administrative Agent shall have received evidence satisfactory to it that the insurance required by Section 5.7 is in effect.

                  (j) (i) All consents and approvals required to be obtained from any Governmental Authority in connection with the Transactions and (ii) all material consents and approvals of any other Person in connection with the Transactions, including without limitation the consent of Herbalife International of America, Inc., to the pledge of the Herbalife Bond shall have been obtained, all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions and there shall be no action by any Governmental Authority or other Person, actual or threatened, that has a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby.

                  (k) The Lenders shall have received (i) audited consolidated financial statements for D&F Industries, Inc., and Omni-Pak Industries, Inc., for the fiscal year ended December 31, 1997 (without giving effect to the Transactions), and (ii) an unaudited pro forma condensed combined balance sheet of Holdings, the Borrower and its Subsidiaries as of December 31, 1997, reflecting all pro forma adjustments as if the Transactions had been consummated on such date, and such unaudited pro forma condensed combined balance sheet shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders. The aggregate amount of fees and expenses (including underwriting discounts and commissions) payable or otherwise borne by the Holdings Group in connection with the Transactions shall not exceed $10,000,000.

                  (l) Except as otherwise approved in writing by the Administrative Agent and Required Lenders, in each case acting in its sole and individual discretion, (i) the Transaction Agreements shall not have been in any respect modified or amended; (ii) no breach of any provision of any of the Transaction Agreements shall have occurred, and (iii) no condition set forth in any of the Transaction Agreements relating to the obligation of any party thereunder or the consummation of the transactions contemplated thereby shall have been waived.

                  (m) Holdings shall have received not less than $218,300,000 in gross proceeds (less customary fees and commissions) from the issuance and sale of the Senior Notes on the terms set forth in the Senior Note Indenture (which, together with all documents, instruments or other agreements executed in connection therewith, shall be satisfactory to the Administrative Agent and the Lenders, and any Guarantees made in connection therewith shall be subordinated to the Obligations on terms satisfactory to the Administrative Agent, the Lenders and CSI) and shall have applied approximately $194,000,000 of such proceeds for the consummation of the Reorganization.

                  (n) The Closing under (and as defined in) the Reorganization Agreement shall have been consummated in accordance with the terms and conditions therein set forth (which, together with all documents, instruments or other agreements executed in connection therewith, shall be satisfactory to the Administrative Agent and the Lenders), and applicable law, including without limitation the consummation of the Reorganization, and all fees, costs and expenses relating to the Transactions that are chargeable to or payable or reimbursable by any member of the Holdings Group shall have been paid. The Administrative Agent shall have received copies of the Transaction Agreements and all instruments, agreements, certificates, opinions and other documents delivered thereunder, certified by a Financial Officer of Holdings as complete and correct.

                  (o) After giving effect to any Loans or Letters of Credit requested on the Effective Date and the Borrower's disbursement of funds to pay all amounts payable by the Holdings Group as contemplated in Sections 3.1(h) and 3.1(m), the aggregate Total Exposure shall not exceed $1,500,000.

                  (p) The Administrative Agent shall be satisfied that, prior to or concurrent with the closing of the Financing Transactions, the Holdings Group shall have outstanding no Indebtedness other than (i) Indebtedness created and outstanding under the Loan Documents and (ii) the Senior Notes.

                  (q) Each Supply Agreement and other Material Contract shall be in full force and effect and each Loan Party party thereto shall be in compliance with all of the terms and conditions thereof.

                  (r) There shall be no litigation or administrative or investigative proceeding pending or threatened that could reasonably be expected to have a Material Adverse Effect or which seeks to restrain, prevent or impose materially adverse conditions upon the Transactions.

                  (s) The consummation of the Transactions and the other transactions contemplated hereby shall not (a) violate any applicable law, statute, rule or regulation or (b) conflict with, or result in a default or event of default under, any material agreement of any member of the Holdings Group (including the Transaction Documents).

                  (t) The Lenders shall have received financial projections for the Holdings Group on a consolidated basis for fiscal years 1998 through 2003, in each case, showing no material variance from the projections previously provided to the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent.

                  (u) There shall have been no material adverse change in the assets, business, properties, condition (financial or otherwise), prospects or material agreements of Holdings and its Subsidiaries, taken individually or as a whole, since December 31, 1997 (it being understood that the issuance of the Senior Notes and the application of the proceeds thereof to consummate the Reorganization in accordance with the terms of the Reorganization Agreement shall not constitute such a material adverse change).

                  (v) The Administrative Agent shall have received a copy of an executed written lease with respect to the Borrower's lease of the North Enterprise Way property in Orange, California, such lease to be in form and substance satisfactory to the Administrative Agent.

                  (w) The Administrative Agent shall have received landlord waivers with respect to each of the properties identified on Schedule 1.1-B hereof, each in form and substance satisfactory to the Administrative Agent.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.2) at or prior to 3:00 p.m., New York City time, on April 23, 1998 (and, in the event such conditions are not so satisfied or waived, the Revolving Commitments shall terminate at such time).

                  Section 3.2. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, as though made on and as of such date, other than any such representations or warranties that by their terms refer to a date other than the date of such Borrowing, issuance, amendment, renewal or extension, in which case such representations and warranties shall be true and correct as of such other date.

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

                  (c) No event shall have occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (d) After giving effect to such Borrowing or issuance, amendment or renewal, the aggregate amount of all Revolving Loans outstanding at such time, plus the aggregate undrawn amount of all outstanding Letters of Credit at such time (plus the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time), in each case the proceeds of which were or are to be used for any purpose other than the funding of Permitted Acquisitions, shall not exceed $10,000,000 at any one time (excluding any reborrowings permitted pursuant to Section 2.7(h)).

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower and Holdings on the date thereof as to the matters specified in this
Section 3.2.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

                  Each of the Borrower, Holdings and each Borrower Subsidiary represents and warrants to the Administrative Agent, the Lenders and Issuing Bank that:

                  Section 4.1. Organization; Powers; Capitalization. Each member of the Holdings Group is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. All of the outstanding capital stock of Holdings has been validly issued, is fully paid and non-assessable and is owned, as of the date hereof, as set forth in Schedule 4.1(a). Set forth on
Schedule 4.1(a) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary), after giving effect to the Reorganization, the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created by the Security Documents.

                  Section 4.2. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Loan Party that is a party hereto and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  Section 4.3. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made, are set forth on Schedule 4.3(a) and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any member of the Holdings Group or any order of any Governmental Authority, (c) except as set forth in
Schedule 4.3(c), will not violate or result in a default under any indenture, agreement or other instrument binding upon any member of the Holdings Group or its assets, or give rise to a right thereunder to require any payment to be made by any member of the Holdings Group, and (d) will not result in the creation or imposition of any Lien on any asset of any member of the Holdings Group, except Liens created under the Loan Documents.

                  Section 4.4.  Financial Condition; No Material Adverse Change.

                  (a) Holdings and the Borrower have heretofore furnished to the Lenders combined financial statements as of December 31, 1997 and 1996, audited by Deloitte & Touche LLP. Such financial statements are free of material misstatement and present fairly, in all material respects, the combined net assets of the Holdings Group as of December 31, 1997 and December 31, 1996, and the results of their operations and cash flows for the years ended December 31, 1997 and 1996 in conformity with GAAP.

                  (b) The financial projections included in the Information Memorandum and the financial projections delivered to any of the Lenders prior to date hereof were, as of the time of preparation thereof and as of the date hereof, based on the best information available to Holdings and the Borrower after due inquiry at the date thereof and on good faith estimates and assumptions believed by Holdings and the Borrower to be reasonable, subject to the uncertainties inherent in projections.

                  (c) Holdings and the Borrower have heretofore furnished to the Lenders the pro forma consolidated balance sheets of Holdings and of the Borrower as of the Effective Date, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheets (i) were prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions were, at the time of preparation of the Information Memorandum, and are, as of the date hereof, believed by Holdings and the Borrower to be reasonable), (ii) were based on the best information available to Holdings and the Borrower after due inquiry at the date thereof,
(iii) reflect all adjustments necessary to give effect to the Transactions and
(iv) present fairly, in all material respects, the pro forma financial position of Holdings and its consolidated subsidiaries and the Borrower and its consolidated subsidiaries as of the Effective Date, as if the Transactions had occurred on such date.

                  (d) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, after giving effect to the Transactions, no member of the Holdings Group has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

                  (e) Each financial statement delivered by any member of Holdings Group at any time after the Effective Date pursuant to Section 5.1 will be free of material misstatement and presents fairly, in all material respects, the assets of the Person or consolidated group that is the subject thereof as of the date thereof and the results of operations and cash flows of such Person or group for the period therein described ended such date, in conformity with GAAP but subject (except in the case of audited year-end financial statements) to year-end adjustments.

                  (f) Except as disclosed in Schedule 4.4(f), since December 31, 1997, there has been no material adverse change in the business, assets, operations, material agreements, prospects or condition (financial or otherwise), of (i) the assets and business described in the Offering Memorandum relating to the Senior Notes (as such terms are defined therein), or (ii) the Borrower and the Borrower Subsidiaries, taken as a whole, or (iii) Holdings and the Subsidiaries, taken as a whole, or (iv) the ability of any Loan Party to perform its obligations under the Loan Documents (it being understood, in each case, that the issuance of the Senior Notes and the application of the proceeds thereof to consummate the Reorganization in accordance with the terms of the Reorganization Agreement shall not constitute such a material adverse change).

                  Section 4.5. Properties; Bank Accounts.

                  (a) Except as disclosed in Schedule 4.5(a), each member of the Holdings Group has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each member of the Holdings Group owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Holdings Group does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c) Schedule 4.5(c) sets forth the address of each real property that is owned or leased by the Holdings Group as of the Effective Date after giving effect to the Transactions.

                  (d) Schedule 4.5(d) sets forth the account numbers and locations of all bank accounts of Holdings, the Borrower and their respective Subsidiaries.

                  Section 4.6. Litigation and Environmental Matters.

                  (a) Except as set forth on Schedule 4.6(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any member of the Holdings Group (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

                  (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or as set forth on Schedule 4.6(b), no member of the Holdings Group (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any Environmental Claim or any other claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  Section 4.7. Compliance with Laws and Agreements.
Except as set forth in Schedule 4.7, each member of the Holdings Group is in compliance with all laws, regulations and orders of any Governmental Authority (including without limitation all Environmental Laws) applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  Section 4.8. Investment and Holding Company Status. No member of the Holdings Group is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  Section 4.9. Taxes.   Each member of the Holdings
Group has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which each member, as applicable, has set aside on its books adequate reserves. On May 1, 1983, Holdings validly elected to be treated as an S Corporation under Section 1362 of the Code (or any predecessor Code provision) and under the corresponding provisions of applicable state and local laws where Holdings files income tax returns. Holdings' election to be treated as an S Corporation has never been terminated or revoked and is currently in effect.

                  Section 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) are reflected in the most recent financial statements in accordance with GAAP. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

                  Section 4.11. Disclosure. The Borrower and Holdings have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any member of the Holdings Group is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Section 4.12. Insurance. Schedule 4.12 sets forth a description of all insurance maintained by or on behalf of Holdings and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance that are due and payable have been paid. All insurance required to be maintained pursuant to Section 5.7, including without limitation the key man life insurance policy with respect to Richard Marconi, has been obtained and is in full force and effect.

                  Section 4.13. Labor Matters. The hours worked by and payments made to employees of the Holdings Group have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from any member of the Holdings Group, or for which any claim may be made against any member of the Holdings Group, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such member. The consummation of the Transactions does not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any member of the Holdings Group is bound. As of the Effective Date, there are no strikes, lockouts or slowdowns pending against any member of the Holdings Group or, to the knowledge of any Loan Party, threatened.

                  Section 4.14. Solvency. Immediately after the consummation of the Transactions on the Effective Date, immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, and immediately following the making of each Loan and the issuance, amendment or renewal of each Letter of Credit at any time after the Effective Date, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date and following the making of each Loan and the issuance, amendment or renewal of each Letter of Credit.

                  Section 4.15. Security Documents.

                  (a) The Pledge and Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the holders of Obligations, a legal, valid and enforceable security interest in the property therein described as collateral. All Securities in which any Loan Party owns any interest are Certificated Securities. All such Certificated Securities, all Intercompany Notes and all Instruments in which any Loan Party owns any interest have been delivered to the Administrative Agent, in pledge as security for the Obligations. The Administrative Agent's security interest therein constitutes a fully perfected first priority and sole Lien on, and security interest in, all right, title and interest of each Loan Party in all such Certificated Securities, Intercompany Notes and Instruments, in each case free from any adverse claim and prior and superior in right to any other Person. Schedule 4.15(a) sets forth all Certificated Securities, Intercompany Notes and Instruments that have been delivered to, and are held in pledge by, the Administrative Agent.

                  (b) Financing statements in appropriate form are filed in the offices specified on Schedule 3.1(b), which constitute all offices in which a financing statement is required to be filed or can be filed in order to perfect a security interest in any such property. The Pledge and Security Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral in each case prior and superior in right to any other Person, other than with respect to any Lien that both (i) is expressly permitted by Section 6.2 and (ii) is imposed by law and is entitled, as a matter of law, to priority over a security interest that was duly perfected before such Lien attached.

                  (c) The Pledge and Security Agreement (and any supplement thereto reflecting the addition of property acquired by any Loan Party after the Effective Date) is in form sufficient for filing in the United States Patent and Trademark Office and the United States Copyright Office and will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in all property in which any Loan Party has any interest as to which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous-document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other person.

                  Section 4.16. Federal Reserve Regulations.

                  (a) No member of the Holdings Group is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or

(ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

                  (c) Less than 25% of the assets of each member of the Holdings Group subject to Section 6.2 or 6.5, on a consolidated basis, consists of Margin Stock.

                  Section 4.17. Indebtedness. Neither Holdings nor the Borrower nor any Borrower Subsidiary has any outstanding Indebtedness other than (i) Indebtedness created and outstanding under the Loan Documents, (ii) the Senior Notes issued by Holdings and guaranteed by the Borrower Subsidiaries and outstanding on the terms set forth in the Senior Note Indenture, and (iii) Indebtedness incurred after the Effective Date and permitted to be incurred, and to remain outstanding, under Section 6.1.

                  Section 4.18. Preferred Stock. No member of the Holdings Group has any outstanding preferred stock.

                  Section 4.19. Liens. None of the property or assets of Holdings or the Borrower or any Borrower Subsidiary is subject to any Lien except Liens permitted under Section 6.2.

                  Section 4.20. Material Contracts. Each Material Contract is in full force and effect and each Loan Party party thereto is in material compliance with all of the terms and conditions thereof.

                  Section 4.21. Reorganization. The Reorganization has been consummated in accordance with the Reorganization Agreement.

                  Section 4.22. Year 2000. Each of Holdings and the
Borrower has reviewed its operations and those of its respective Subsidiaries and Herbalife International of America, Inc., with a view to assessing whether Holdings', the Borrower's or their respective Subsidiaries' respective businesses will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to a Year 2000 Problem. Based on such review, each of Holdings and the Borrower has no reason to believe that a Material Adverse Effect will occur, or could reasonably be expected to occur, with respect to its or its Subsidiaries' businesses or operations resulting from a Year 2000 Problem.

                                   ARTICLE V.
                              AFFIRMATIVE COVENANTS

                  Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Borrower and Holdings covenants and agrees with the Lenders that:

                  Section 5.1. Financial Statements and Other Information.
The Borrower and Holdings will furnish to the Administrative Agent (with enough copies for each Lender):

                  (a) commencing with the fiscal year of Holdings ending December 31, 1998, within 90 days after the end of each fiscal year of Holdings, its audited consolidated and unaudited consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited (in the case of such consolidated statements) and reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) commencing with the fiscal quarter of Holdings ending June 30, 1998, within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, its consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) commencing with the first full fiscal month of Holdings following the Effective Date through and including the fiscal month ending October 31, 1998, within 30 days after the end of each fiscal month and the then elapsed portion of the fiscal year, a consolidated balance sheet and related statements of operations for D&F and Omni-Pak, and thereafter, as of the end of each fiscal month for such fiscal month and the then elapsed portion of the fiscal year of Holdings and each of the Borrower Subsidiaries, a consolidated balance sheet and related statements of operations, stockholders' equity and cash flows for each Borrower Subsidiary all certified by one of Holdings' Financial Officers as presenting in all material respects the financial condition and results of operations of Holdings and the Borrower Subsidiaries on a consolidated or combined basis (as applicable) in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (d) concurrently with any delivery of financial statements under Section 5.1(a) or 5.1(b), a Compliance Certificate of a Financial Officer of Holdings (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.1, 6.4, 6.5, 6.7, 6.11, 6.12, 6.13,
6.14 and 6.15, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of Holdings' audited financial statements referred to in Section 4.4(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (e) concurrently with any delivery of financial statements under Section 5.1(a), a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (f) within 15 days prior to the commencement of each fiscal year of Holdings and the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year) and, promptly when available, any significant revisions of such budget;

                  (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any member of the Holdings Group with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

                  (h) promptly upon receipt thereof, copies of all reports submitted to Holdings or the Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of Holdings or any of its Subsidiaries made by such accountants, including any management letter commenting on the Borrower's internal controls submitted by such accountants to management in connection with their annual audit;

                  (i) prior to the payment of any Tax Distribution Amount, a certificate (a "Tax Distribution Certificate") signed by the President or the Chief Financial Officer of Holdings, certifying as to each Tax Distribution Amount to be paid pursuant to Section 6.7 in a level of detail satisfactory to the Administrative Agent and the Required Lenders, in substantially the form attached hereto as Exhibit L;

                  (j) promptly upon any significant change in accounting policies or reporting practices, notice and a description in reasonable detail of such changes;

                  (k) promptly upon the adoption by any member of the Holdings Group or any Affiliate thereof, or the creation of any obligation of any member of the Holdings

Group or any Affiliate thereof to contribute to, any Multiemployer Plan, notice and description in reasonably detail of such event;

                  (l) promptly upon the giving or receipt thereof, copies of all notices, statements or reports given pursuant to or in connection with the Senior Note Indenture and not otherwise then required to be furnished to the Administrative Agent and each Lender pursuant to this Section 5.1; and

                  (m) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any member of the Holdings Group, or compliance with the terms of any Loan Document, as any Agent or Lender may reasonably request.

                  Section 5.2. Notices of Material Events.

                    The Borrower and Holdings will furnish to the Administrative Agent (with enough copies for each Lender) prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any member of the Holdings Group or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (d) promptly after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect:

                           (i) any pending or threatened Environmental
         Claim against Holdings, the Borrower or any of the Subsidiaries or any Real Property;

                           (ii) any condition or occurrence on any Real
         Property that (A) results in noncompliance by Holdings, the Borrower or any of the Subsidiaries with any applicable Environmental Law or
         (B) could reasonably be anticipated to form the basis of an Environmental Claim against Holdings, the Borrower or any of the Subsidiaries or any Real Property;

                           (iii) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property; or


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


                           (iv) any event which makes any of the
         representations contained in Sections 4.6(b) or 4.7 inaccurate in any material respect;

                  (e) the occurrence of any Default or Event of Default under and as defined in the Senior Note Indenture or any other Transaction Document;

                  (f) promptly upon receipt thereof, copies of any material notices delivered under or any amendment to any Supply Agreement or other Material Contract; and

                  (g) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.2 shall be accompanied by a statement of a Financial Officer or other executive officer of Holdings and the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  Section 5.3. Information Regarding Collateral. The Borrower and Holdings will furnish to the Administrative Agent prompt written notice of any change (a) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (b) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (c) in any Loan Party's identity or corporate structure, (d) resulting in any tangible Collateral being located in or moved to, after the Effective Date, (i) any jurisdiction in which a financing statement must be, but has not been, filed in order to perfect the Administrative Agent's liens or (ii) any Real Property for which the Administrative Agent has not received a landlord waiver in form and substance satisfactory to the Administrative Agent (where the aggregate fair market value of such Collateral being moved, together with the Collateral already located at such property, exceeds $250,000), (e) in respect of any patents, trademarks copyrights or applications therefor owned by or licensed to any Loan Party, or (f) in any Loan Party's Federal Taxpayer Identification Number. The Borrower and Holdings will not effect or permit any change referred to in the preceding sentence unless, as applicable, a satisfactory landlord waiver has been delivered to the Administrative Agent and all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and will promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

                  Section 5.4. Existence; Conduct of Business. The Borrower and Holdings will, and will cause each of their respective Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business.

                  Section 5.5. Payment of Obligations. Each of the Borrower and Holdings will, and will cause each of their respective Subsidiaries to, pay their respective Indebtedness and other obligations, including their respective Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) it has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and no Lien arises or is created to secure such obligation (except, in the case only of an ad valorem tax on real or personal property, a Lien on the property that is the subject of the tax if the enforcement of such Lien is suspended or stayed) and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  Section 5.6. Maintenance of Properties. The Borrower and Holdings will, and will cause each of their respective Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  Section 5.7. Insurance.

                  (a) Each of the Borrower and Holdings will, and will cause each of their respective Subsidiaries to, (i) maintain insurance with (A) financially sound and reputable insurers with an A.M. Best rating of A- or better (or, with respect to earthquake or flood insurance relating to Real Property, Collateral or operations of the Borrower and the Borrower Subsidiaries located in California only, an A.M. Best rating of B+ or better) or (B) Lloyd's of London, in each case on such of its property and in at least such amounts and against at least such risks as is customary with companies engaged in the same or similar businesses operating in the same or similar locations, including without limitation products liability insurance and public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Security Documents), each of said policies of insurance to be satisfactory to the Required Lenders as to form, amount and insurer; (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Administrative Agent certificates of insurance and, upon written request, full information as to the insurance carried.

                  (b) Each of the Borrower and Holdings will, and will cause each of their respective Subsidiaries to, cause the Administrative Agent to be named as loss payee on all insurance policies relating to any Collateral (including fire and extended coverage policies) or business interruption insurance and as additional insured (but without any liability for any premiums) on all liability policies maintained pursuant to Section 5.7(a), in each case pursuant to appropriate endorsements in form and substance satisfactory to

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

the Administrative Agent. Each policy referred to in this Section 5.7(b) also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or
(ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent. The Borrower shall deliver to the Administrative Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

                  (c) The Borrower shall maintain at all times a key man life insurance policy with respect to Richard Marconi in an amount of no less than $4,500,000, which insurance shall comply with the requirements of Sections 5.7(a) and 5.7(b) and shall be assigned to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents.

                  Section 5.8. Casualty and Condemnation. Each of the
Borrower and Holdings will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

                  Section 5.9. Books and Records; Inspection and Audit
Rights.

                  (a) Each of the Borrower and Holdings will, and will cause each of the Borrower Subsidiaries to, (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities, and (ii) permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  (b) Each of the Borrower and Holdings will, and will cause each of the Subsidiaries to, (i) from time to time upon the request of the Required Lenders through the Administrative Agent, permit the Administrative Agent or a single designated group of professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent or the Lenders to conduct an audit, evaluation or appraisal of the Collateral and (ii) pay the fees and expenses of the Administrative Agent, the Lenders or such professionals with respect to such audit, evaluation or appraisals.


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

                  Section 5.10. Compliance with Laws. Each of the Borrower and Holdings will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation ERISA and applicable Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  Section 5.11. Use of Proceeds and Letters of Credit. The proceeds of all credit extended to the Borrower hereunder will be used only for lawful corporate purposes of the Borrower that are permitted under this Agreement; provided that the aggregate amount of all Revolving Loans outstanding at any time, plus the aggregate undrawn amount of all outstanding Letters of Credit at such time (plus the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time), in each case the proceeds of which were or are to be used for any purpose other than the funding of Permitted Acquisitions, shall not exceed $10,000,000 at any one time (excluding reborrowings permitted pursuant to Section 2.7(h)); provided further that, with respect to any Borrowing related to Permitted Acquisitions, (a) no more than $20,000,000 of the proceeds of Revolving Loans or Letters of Credit may be used to finance any single Permitted Acquisition, (b) on or after the fourth anniversary of the Effective Date, the Borrower may no longer borrow Revolving Loans or request the issuance of Letters of Credit to fund a Permitted Acquisition, and (c) no such Borrowing may be made if (i) the remaining term of the Supply Agreements is six months or less and (ii) Consolidated EBITDA generated under the Supply Agreements in the twelve-month period preceding the date of such proposed Borrowing accounts for more than 50% of Consolidated EBITDA for such period. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

                  Section 5.12. Additional Borrower Subsidiaries. If any additional Borrower Subsidiary is formed or acquired after the Effective Date, each of Holdings and the Borrower will (a) notify the Administrative Agent and the Lenders thereof, (b) cause such Borrower Subsidiary (i) to become a party to the Subsidiary Guarantee Agreement, and each applicable Security Document in the manner provided therein and (ii) to execute and deliver to the Administrative Agent, in pledge, an Intercompany Note in an amount equal to all Investments in such Borrower Subsidiary made or maintained, or contemplated to be made or maintained, by any member of the Holdings Group, in each case within three Business Days after such Borrower Subsidiary is formed or acquired, (c) promptly take such actions to create and perfect Liens on such Borrower Subsidiary's assets to secure the Obligations as the Administrative Agent or the Required Lenders may reasonably request, and (d) if any shares of capital stock or Indebtedness of such Borrower Subsidiary are owned by or on behalf of any Loan Party, Holdings and the Borrower will cause such shares and promissory notes evidencing such Indebtedness to be pledged pursuant to the Pledge and Security Agreement within three Business Days after such Borrower Subsidiary is formed or acquired.

                  Section 5.13. Further Assurances.


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


                  (a) Each of the Borrower and Holdings will, and will cause each of the Subsidiaries to, from time to time upon the request of the Administrative Agent or the Required Lenders through the Administrative Agent, at the expense of the Loan Parties, execute, deliver and acknowledge all instruments, assignments, mortgages, deeds of trust, security agreements, financing statements or other documents and take all other actions as the Administrative Agent or such Required Lenders may in good faith deem necessary or appropriate to create, perfect, ensure the priority of, protect or (if an Event of Default is continuing at the time) lawfully enforce a Lien in favor of the Administrative Agent for the ratable benefit of the holders of the Obligations upon any property (whether now owned or hereafter acquired, whether tangible or intangible, whether real, personal or mixed, and wherever located) in which Holdings or the Borrower or any of their respective Subsidiaries has or may have any interest.

                  (b) If at any time the aggregate fair value of any and all assets owned by the Borrower or Holdings or any of their respective Subsidiaries upon which the Administrative Agent does not hold a duly created, enforceable and perfected Lien as security for the Obligations exceeds $1,000,000, the Borrower and Holdings will notify the Administrative Agent and the Lenders thereof and, if requested by the Administrative Agent or the Required Lenders, will cause such assets to be subjected to a Lien in favor of the Administrative Agent securing the Obligations and will take, and cause each Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.13(a), all at the expense of the Loan Parties.

                  (c) Each of the Borrower and Holdings will, and will cause each Loan Party to, (i) maintain any and all of its bank deposits and bank deposit accounts (except for collection accounts that are automatically cleared to a concentration account on a daily basis and disbursement accounts that are funded on a daily zero balance basis) at a bank selected by it that is located in a state under the laws of which a security interest in bank deposits and deposit accounts may be created under the Uniform Commercial Code and perfected by the giving of a Perfection Notice to the depositary bank, without any requirement of acknowledgment or agreement on the part of the depositary bank and without any requirement that the holder of such security interest maintain dominion or control over such bank deposits and deposit accounts, (ii) give notice to such depositary bank of the existence of the Administrative Agent's security interest in each such deposit account and any and all present and future deposits therein, by delivery of a Perfection Notice or as otherwise required under such laws to perfect the Administrative Agent's security interest therein, at or within 30 days after the opening of such deposit account, and
(iii) grant and permit no other Lien on any such bank deposits or deposit accounts.

                  (d) Each of the Borrower and Holdings will, and will cause each Loan Party to, maintain any and all Permitted Investments in such manner as may be required to ensure that the Administrative Agent at all times holds a duly perfected first and sole security interest therein as security for the Obligations.



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

                  (e) Each of the Borrower and Holdings will, and will cause each Loan Party to, deliver to the Administrative Agent a landlord waiver, in form and substance satisfactory to the Administrative Agent, for each location acquired or leased by a Loan Party after the Effective Date where the aggregate fair market value of all inventory, equipment and other personal property located at such property exceeds $250,000.

                  Section 5.14. Material Contracts. Each of the Borrower and Holdings will, and will cause each Subsidiary to, comply in all material respects with each Material Contract to which it is a party, including without limitation the Supply Agreements, and shall maintain each such Material Contract in full force and effect, exercising all renewals and extensions thereof in accordance with its terms and on substantially the same terms (and in no event on terms materially less favorable to the Loan Parties).

                  Section 5.15. Fiscal Year. Each of the Borrower and Holdings will, and will cause each Subsidiary to, maintain a fiscal year that ends on December 31.

                  Section 5.16. Year 2000. Each of Holdings and the Borrower shall review and monitor, and shall cause each of its respective Subsidiaries to review and monitor, its operations and those of its respective Subsidiaries with a view to assessing whether its businesses, or the businesses of any of its respective Subsidiaries, will be vulnerable to a Year 2000 Problem or will be vulnerable to the effect of a Year 2000 Problem suffered by any of Holdings, the Borrower, any of their respective Subsidiaries or Herbalife International of America, Inc. Each of Holdings and the Borrower shall take, and shall cause each of its respective Subsidiaries to take, all actions necessary and commit adequate resources to assure that its computer-based and other systems are able to effectively process data, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that results in, or could reasonably be expected to result in, a Material Adverse Effect. At the request of the Administrative Agent, the Borrower will provide the Administrative Agent with reasonable assurances and substantiations (including without limitation the results of internal or external audit reports) reasonably acceptable to the Administrative Agent as to the capability of Holdings, the Borrower and their respective Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000, without experiencing a Year 2000 Problem that results in, or could reasonably be expected to result in, a Material Adverse Effect.

                                   ARTICLE VI.
                               NEGATIVE COVENANTS

                  Until the Revolving Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Borrower and Holdings covenants and agrees with the Lenders that:

                  Section 6.1. Indebtedness; Preferred Equity Securities.


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


                  (a) Each of the Borrower and Holdings will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                           (i)  Indebtedness created under the Loan
         Documents;

                           (ii) Indebtedness of Holdings under the Senior Notes not to exceed $225,000,000 in aggregate principal amount or Carrying Amount and Indebtedness of the Borrower and the Borrower Subsidiaries under the Senior Note Guarantees (provided that a Borrower Subsidiary may be a party to the Senior Note Guarantee only if such Borrower Subsidiary has, prior to or concurrently with becoming a party thereto, become a party to the Guarantee Agreement), all on the terms set forth in the Senior Note Indenture;

                           (iii) Indebtedness of (A) any Borrower Subsidiary to the Borrower, (B) Holdings to the Borrower consisting of loans made by the Borrower to Holdings in place of, and in an amount not in excess of, any dividend permitted (at the time such loan is made) to be paid by the Borrower to Holdings under Section 6.7 so long as the proceeds of such loan are applied by Holdings as required under Section 6.7 as if such loan had been paid as a dividend, or (C) the Borrower to any Borrower Subsidiary, which Indebtedness is, in each case, evidenced by an Intercompany Note held by the Administrative Agent in pledge pursuant to the Pledge and Security Agreement; provided that the Indebtedness described in clause (C) above shall be subordinated in right of payment to the final payment in full in cash of all Obligations under the Loan Documents;

                           (iv) Acquired Indebtedness, Capital Lease Obligations and purchase money and other Indebtedness incurred by the Borrower or a Borrower Subsidiary to finance or refinance the acquisition, construction or improvement of tangible fixed assets, if the aggregate principal amount of all such Acquired Indebtedness, Capital Lease Obligations and purchase money and other Indebtedness at any time outstanding does not exceed $8,000,000, and Guarantees by the Borrower of such Indebtedness;

                           (v) Indebtedness under Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Borrower Subsidiary is exposed in the conduct of its business or the management of its liabilities and, in any event, not entered into for speculative purposes, and interest rate Hedging Agreements in conjunction with Indebtedness under this Agreement; provided that, with respect to interest rate protection obligations, the aggregate notional principal amount thereof does not exceed the principal amount of the Indebtedness to which such interest rate obligation relates;

                           (vi) other unsecured Indebtedness in an aggregate principal amount not exceeding $1,000,000 at any time outstanding.


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

                  (b) The Borrower and Holdings will not, and will not permit any Subsidiary to, (i) issue any preferred stock or (ii) be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Equity Interest in any member of the Holdings Group, except as permitted by Section 6.7.

                  Section 6.2. Liens. Each of the Borrower and Holdings will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Liens created under the Loan Documents;

                  (b) Permitted Encumbrances;

                  (c) any Lien on any property or asset of any Loan Party existing on the date hereof and set forth in Schedule 6.2, but only so long as
(i) such Lien is not enforceable against any other property or asset and (ii) such Lien secures only those obligations that it secures on the date hereof;

                  (d) any Lien on any property or asset owned by the Borrower or a Borrower Subsidiary that was existing on such property or asset prior to the acquisition thereof by the Borrower or such Borrower Subsidiary or that was owned by any Person that becomes a Borrower Subsidiary after the date hereof prior to the time such Person became a Borrower Subsidiary, in each case if (i) such Lien was not created in contemplation of or in connection with such acquisition or such Person becoming a Borrower Subsidiary, as the case may be,
(ii) such Lien is not enforceable against any other property or assets of the Borrower or any Borrower Subsidiary and (iii) such Lien secures only those obligations (including Acquired Indebtedness other than Acquisition Consideration) that it secures on the date of such acquisition or the date such Person becomes a Borrower Subsidiary, as the case may be;

                  (e) Liens on tangible fixed assets acquired, constructed or improved by the Borrower or any Borrower Subsidiary securing Indebtedness permitted by Section 6.1(a)(iv), if (i) the Indebtedness secured by any such purchase money Lien does not exceed 100% of the cost of acquiring, constructing or improving such tangible fixed assets and (ii) such security interests are not enforceable against any other property or assets of the Borrower or any Borrower Subsidiary;

                  (f) leases or subleases of Real Property granted by any Loan Party to any other Person in the ordinary course of business;

                  (g) Liens in the nature of trustees' Liens granted pursuant to any indenture governing any Indebtedness otherwise permitted hereunder, in each case in favor of the trustee under such indenture and securing only obligations to pay

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

compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof; and

                  (h) renewals or extensions of any Liens otherwise permitted pursuant to clauses (a) - (g) hereof.

                  Section 6.3. Fundamental Changes.

                  (a) Each of the Borrower and Holdings will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any solvent Borrower Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, and (ii) any solvent Borrower Subsidiary may merge with any other solvent Borrower Subsidiary in a transaction in which the surviving entity is a Borrower Subsidiary and a Loan Party, and (iii) a newly-formed wholly-owned Subsidiary of the Borrower that has no assets except the purchase consideration and purchase rights for a Permitted Acquisition may merge with any Person that is being acquired in a Permitted Acquisition, if the surviving entity is a solvent Borrower Subsidiary and a Loan Party, and (iv) a Person acquired in a Permitted Acquisition may merge with and into a Borrower Subsidiary, if the Borrower Subsidiary is the surviving entity.

                  (b) The Borrower will not, and will not permit any of the Borrower Subsidiaries to, engage in any business other than businesses of the type engaged in by the Borrower and such Borrower Subsidiaries on the date hereof and businesses reasonably related thereto, including without limitation businesses associated with the vertical integration of any such otherwise permitted business; provided that nothing herein shall be deemed to permit Holdings, the Borrower or any of their respective Subsidiaries to engage in the opening, management or operation of retail establishments.

                  (c) Holdings will not own any assets other than all outstanding common stock of the Borrower or conduct any business or activity other than activities reasonably incidental to the ownership of such common stock and to the issuance of the Senior Notes.

                  Section 6.4. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower and Holdings will not, and will not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interest in, Indebtedness of, or other securities (including any option, warrant or other right to acquire any of the foregoing) issued by, or make or permit to exist any loans or advances to, or Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

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

                  (a) as contemplated by the Reorganization;

                  (b) Permitted Acquisitions;

                  (c) Permitted Investments and investments in Subsidiaries in which the Administrative Agent has a duly perfected first priority security interest for the benefit of the holders of the Obligations;

                  (d) investments by Holdings in all outstanding common stock of the Borrower, if all outstanding common stock of the Borrower is held by the Administrative Agent in pledge pursuant to the Pledge and Security Agreement; and investments by the Borrower in common stock of, or an Intercompany Note issued by, any Borrower Subsidiary, if (i) such Borrower Subsidiary is a wholly-owned Subsidiary, (ii) such Borrower Subsidiary has become party to the Subsidiary Guarantee Agreement and the Security Documents and (iii) such investments are represented by Certificated Securities or Intercompany Notes that are held by the Administrative Agent in pledge pursuant to the Pledge and Security Agreement;

                  (e) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (f) Hedging Agreements permitted under Section 6.1;

                  (g) loans or advances to employees (i) for the purpose of (i) travel, entertainment or relocation in the ordinary course of business and (ii) enabling such employees to buy stock of Holdings in an aggregate and cumulative amount not exceeding $750,000 at any time outstanding during the term of this Agreement;

                  (h) Indebtedness permitted by Section 6.1 and Guarantees thereof;

                  (i) operating deposit accounts maintained with banks in the ordinary course of business and in conformity with Section 5.13(c); and

                  (j) other investments in an aggregate amount not to exceed $2,000,000 at any time outstanding.

                  Section 6.5. Asset Sales. The Borrower and Holdings will not, and will not permit any Subsidiary to, sell, transfer, exchange, lease or otherwise dispose of (collectively, "Transfer") any property or asset, or issue or permit to remain outstanding any Equity Interest in any Subsidiary other than common stock of the Borrower owned by Holdings and common stock of any Borrower Subsidiary owned by the Borrower or another Borrower Subsidiary, except:

                  (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business and trade-ins or trade-ups of equipment;

                  (b) Transfers to the Borrower or a Borrower Subsidiary that is a wholly-owned Subsidiary and that has become a party to the Subsidiary Guarantee Agreement and the Security Documents;

                  (c) sales of assets acquired in connection with a Permitted Acquisition and identified on a schedule submitted to and approved by the Required Lenders prior to the consummation of such Permitted Acquisition; and

                  (d) other Transfers of assets, if (i) the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this Section 6.5(d) does not exceed $5,000,000 in the aggregate during the term of this Agreement and (ii) such sale, transfer or other disposition is made for fair market value and solely for cash consideration; provided that, if such Transfer involves a sale transfer or disposition of Equity Interests in a Borrower Subsidiary, such sale, transfer or other disposition does not constitute a sale of less than all outstanding Equity Interests in a Borrower Subsidiary; provided further that the Net Cash Proceeds of any Transfer pursuant to this Section 6.5(d) are applied pursuant to Section 2.7(b).

                  Section 6.6. Maintenance of Holdings' Subchapter S Status, Capital Stock.

                    Each of the Borrower and Holdings will not, and will not permit any of the Subsidiaries to, do or suffer to exist any act which could (a) cause Holdings' election to be treated as an S Corporation pursuant to the provisions of Subchapter S of the Code to be terminated or revoked or (b) result in the creation of a Lien on or otherwise encumber, or constitute a pledge or hypothecation of, any capital stock issued by Holdings.

                  Section 6.7. Restricted Payments; Certain Payments of Indebtedness.

                  (a) Each of the Borrower and Holdings will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (i) Holdings may declare and pay dividends with respect to its capital stock payable solely in additional shares of like capital stock, (ii) a Borrower Subsidiary may declare and pay dividends to the Borrower or another Borrower Subsidiary, (iii) Holdings may exchange the Notes for the Exchange Notes (each as defined in the Senior Note Indenture), provided that the aggregate principal amount of such Exchange Notes shall not exceed the aggregate principal amount of such Notes outstanding as of the date of such exchange and such Exchange Notes are on substantially identical terms with such Notes, (iv) Holdings may pay reasonable and customary directors' fees, indemnifications and similar payments and arrangements in connection therewith,
(v) Holdings may grant options to executive management to acquire capital stock and other stock equivalents of Holdings pursuant to a share incentive plan and may issue such capital stock and stock equivalents to such Persons in accordance with such plan, (vi) Holdings may pay, and the Borrower may declare and pay to Holdings cash dividends in amounts sufficient to enable Holdings to pay, California income taxes imposed on corporations organized under Subchapter S of the Code, payable by

Holdings, franchise or other taxes, payable by Holdings, to maintain its corporate existence and fees, indemnities and other amounts referred to in clause (iv) above, (vii) Holdings may pay or distribute, and the Borrower may declare and pay to Holdings cash dividends in amounts sufficient to enable Holdings to pay or distribute, (A) payments to shareholders of Holdings pursuant to the Reorganization Agreement and consistent with past practices of Holdings for the purpose of distributing net income generated by Holdings for the period from January 1, 1998, through the Effective Date, less $2,000,000, (B) payments to Richard D. Marconi and Fred E. Siegel in an amount not exceeding $4,000,000 in connection with the transactions contemplated by the Reorganization Agreement, and (C) the payments described on Schedule 6.7(a)(vii), (viii) so long as Holdings has delivered a Tax Distribution Certificate as required by
Section 5.1(i), Holdings may declare and pay cash dividends in any fiscal year (and the Borrower and the Borrower Subsidiaries may pay dividends in order to permit Holdings to declare and pay such cash dividends) in an aggregate amount not to exceed the Tax Distribution Amount for such fiscal year or, to the extent not previously distributed, the Tax Distribution Amount for a prior fiscal year,
(ix) so long as no Specified Event of Default has occurred and is continuing or would result therefrom, the Borrower may declare and pay cash dividends to Holdings in amounts sufficient to permit Holdings to make payment of regularly scheduled interest payments as and when due in respect of the Senior Notes, and
(x) so long as no Event of Default has occurred and is continuing or would result therefrom, Holdings may, and the Borrower may declare and pay cash dividends to Holdings in amounts sufficient to permit Holdings to, repurchase its capital stock from employees of Holdings or its Subsidiaries following the death or termination of employment of each such employee, all in an aggregate amount not to exceed $1,000,000 during any fiscal year;

provided, however, that all cash dividends received by Holdings shall be promptly applied by Holdings for the purposes, and only for the purposes, for which such dividends were permitted to be made hereunder.

                  (b) Each of the Borrower and Holdings will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

                           (i) payments in respect of the Obligations and payments of regularly scheduled interest and principal payments as and when due in respect of any other Indebtedness permitted hereunder (except that neither the Borrower nor any Borrower Subsidiary shall make any such payment on the Senior Notes in violation of the subordination provisions of the Senior Note Guarantees); and

                           (ii) in the case of Holdings, payment of regularly scheduled interest payments and principal payments required to be made under the Senior Note Indenture as and when due in respect of the Senior Notes and the consummation of the Exchange Offer referred to in the Senior Note Indenture.

                  Section 6.8. Transactions with Affiliates. Each of the Borrower and Holdings will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their respective Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and Borrower Subsidiaries that are wholly-owned Subsidiaries and are party to the Subsidiary Guarantee Agreement and the Security Documents, (c) payments by the Borrower and the Borrower Subsidiaries in respect of Taxes attributable to the Borrower and the Borrower Subsidiaries, if such payments (i) are made directly to the taxing authority to which such Taxes are due, (ii) are made when such Taxes (or estimated tax payments in respect thereof) are due, and (iii) do not exceed the difference between (A) the amount of such Taxes that the Borrower and the Borrower Subsidiaries would be required to pay under a separate return, less (B) any and all deductions, credits and refunds in respect of such Taxes that are attributable to the accrual or payment of interest on the Senior Notes or any other charges or losses of Holdings or that otherwise are claimed, taken or received by Holdings,
(d) payments and transactions permitted by Section 6.7, and (e) transactions pursuant to the agreements listed on Schedule 6.8, each as in effect on the date hereof.

                  Section 6.9. Restrictive Agreements. Each of the Borrower and Holdings will not and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any member of Holdings Group to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any Borrower Subsidiary or to Guarantee Indebtedness of the Borrower or any Borrower Subsidiary or to transfer assets to or engage in any other transaction with the Borrower or any Borrower Subsidiary, except (i) restrictions and conditions imposed by law or by any Loan Document, (ii) restrictions and conditions imposed under the Senior Note Indenture, (iii) customary restrictions and conditions contained in agreements relating to the sale of a Borrower Subsidiary pending such sale, if such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) restrictions or conditions upon the creation, incurrence or existence of a Lien that are imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) customary provisions in leases restricting the assignment or subleasing thereof.

                  Section 6.10. Amendment of Material Documents. Each of the Borrower and Holdings will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights, in each case in any way that could be adverse to Holdings, the Borrower, their respective Subsidiaries, or the Administrative Agent, the Issuing Bank or any Lender, under (a) any of the Governing Documents, except changes in the certificate of incorporation or by-laws or similar governing articles or agreements of any Loan Party that do not relate to or affect any of the Transactions and are implemented after 30 days prior written notice to the Administrative Agent and the Lenders, unless within such 30-day period the Borrower is advised by Required Lenders that, in the opinion of Required Lenders, such change would be adverse to the interests of the Lenders,
(b) the Transaction Agreements, (c) the Senior Note Indenture or (d) the Supply Agreements or any other Material Contract.

                  Section 6.11. Capital Expenditures. The Borrower and
Holdings will not make any Capital Expenditures except (a) Permitted Acquisitions and (b) other Capital Expenditures made by the Borrower or a Borrower Subsidiary in an amount which, in the aggregate for all such other Capital Expenditures made by the Borrower and the Borrower Subsidiaries, does not in any period of four fiscal quarters ending on the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 1998, exceed 3% of revenues of the Borrower and the Borrower Subsidiaries for such four-quarter period determined on a consolidated basis in accordance with GAAP.

                  Section 6.12. Pro Forma Leverage Ratio.  Each of the
Borrower and Holdings will not permit the Pro Forma Leverage Ratio to exceed, as of the last day of any fiscal quarter ending during any period set forth below, the ratio set forth opposite such period:


                                       Period                             Total Leverage Ratio
                                       ------                             --------------------

                   First fiscal quarter 1998 to and
                   including third fiscal quarter 1999                         5.0 to 1.0

                   Fourth fiscal quarter 1999 to and
                   including third fiscal quarter 2000                        4.25 to 1.0

                   Fourth fiscal quarter 2000 and
                   thereafter                                                  4.0 to 1.0


                  Section 6.13. Consolidated EBITDA. The Borrower and Holdings will not permit Consolidated EBITDA for any period of four fiscal quarters ending as of the last day of any fiscal quarter ending during any period set forth below to be less than the amount set forth opposite such period:

                                                                          Minimum Consolidated
                                                                          --------------------
                                      Period                                    EBITDA
                                      ------                                    -------


                   First fiscal quarter 1998 to and                           $40,000,000



                   including third fiscal quarter 1999

                   Fourth fiscal quarter 1999 to and                           50,000,000
                   including third fiscal quarter 2000

                   Fourth fiscal quarter 2000 to and                           60,000,000
                   including third fiscal quarter 2001

                   Fourth fiscal quarter 2001 to and                           70,000,000
                   including third fiscal quarter 2002

                   Fourth fiscal quarter 2002 and thereafter                   80,000,000
                   including

                  Section 6.14. Cash Interest Coverage Ratio. The Borrower and Holdings will not permit the Cash Interest Coverage Ratio, determined as of the last day of any fiscal quarter ending during any period set forth below, to be less than the ratio set forth opposite such period below:


                             Period                                  Minimum Ratio
                             ------                                  -------------

       First fiscal quarter 1998 to and including
       third fiscal quarter 1999                                     1.75 to 1.0

       Fourth fiscal quarter 1999 to and                             2.00 to 1.0
       including third fiscal quarter 2000

       Fourth fiscal quarter 2000 to and                             2.50 to 1.0
       including third fiscal quarter 2001

       Fourth fiscal quarter 2001 and thereafter                     2.75 to 1.0

                  Section 6.15. Fixed Charge Coverage Ratio. The Borrower and Holdings will not permit the Fixed Charge Coverage Ratio, determined as of the last day of any fiscal quarter ending during any period set forth below, to be less than the ratio set forth opposite such period:


                             Period                                  Minimum Ratio
                             ------                                  -------------

       First fiscal quarter 1998 to and including
       third fiscal quarter 1999                                     1.05 to 1.0

       Fourth fiscal quarter 1999 to and                             1.25 to 1.0
       including third fiscal quarter 2000

       Fourth fiscal quarter 2000 to and                             1.35 to 1.0
       including third fiscal quarter 2001


                             Period                                  Minimum Ratio
                             ------                                  -------------

       Fourth fiscal quarter 2001 to and                             1.45 to 1.0
       including third fiscal quarter 2002

       Fourth fiscal quarter 2002 and thereafter                     1.50 to 1.0

                  Section 6.16. Additional Subsidiaries. The Borrower and Holdings will not, and will not permit any Subsidiary to, create any additional Subsidiary, unless such Subsidiary is a Borrower Subsidiary.

                                  ARTICLE VII.
                                EVENTS OF DEFAULT

                  Section 7.1. Events of Default. If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 7.1(a)) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of any member of the Holdings Group in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Borrower or Holdings shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2, 5.4, 5.11 or 5.15 or in Article VI;

                  (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in Sections 7.1(a), 7.1(b) or 7.1(d), and such failure shall continue unremedied for a period of 10 days after (i) notice thereof is given to the Borrower by any Agent or Lender or (ii) any Loan Party acknowledges such failure in writing;

                  (f) any member of the Holdings Group shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein);

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any member of the Holdings Group or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any member of the Holdings Group or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered or such member of the Holdings Group shall consent to such proceeding or petition or the entry of any such order or decree;

                  (i) any member of the Holdings Group shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.1(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any member of the Holdings Group or for a substantial part of any of their assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) any member of the Holdings Group shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 not fully covered by insurance (other than normal deductibles and where coverage has been confirmed in writing by the applicable insurer) shall be rendered against any member or members of the Holdings Group and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any member of the Holdings Group to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of any member or members of the Holdings Group in an aggregate amount exceeding $2,000,000;

                  (m) any Loan Party shall repudiate, disavow or purport to revoke any of its obligations under any Loan Document or shall commence or overtly threaten or join or acquiesce in any litigation seeking to invalidate or annul, or seeking any other relief from or as to, any of the provisions of any Loan Document on any ground; or any such litigation shall be commenced by any Person other than a Loan Party and shall not be dismissed within 60 days thereof;

                  (n) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;

                  (o) any Supply Agreement shall have been terminated, or a notice of termination shall have been delivered thereunder, or a material default shall have occurred and be continuing thereunder; or

                  (p) any Change of Control shall occur;

then, and in every such event (other than an event with respect to the Borrower or Holdings described in Section 7.1(h) or 7.1(i)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower or Holdings described in Section 7.1(h) or 7.1(i), the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII.
                            THE ADMINISTRATIVE AGENT

                  Section 8.1. Appointment of Agents. Each of the Lenders and the Issuing Bank hereby (a) irrevocably appoints CUSA as the Administrative Agent and (b) authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  Section 8.2. Same Rights and Powers. The Administrative
Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Transaction Party or any Subsidiary or other Affiliate thereof or any other Person as if it were not the Administrative Agent hereunder.

                  Section 8.3. No Duties or Obligations; Not Liable. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or Holdings or any of their respective Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of the Administrative Agent's own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document,
(v) the creation, enforceability, perfection, priority or sufficiency of any Lien, or (vi) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  Section 8.4. Entitled to Rely. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  Section 8.5. Sub-Agents; Related Parties. The
Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

                  Section 8.6. Resignation of Administrative Agent. Subject to the appointment and acceptance of a successor to the Administrative Agent as provided in this Section 8.6, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent that shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed upon between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article VIII and Section 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent. In connection with such resignation, the retiring Administrative Agent shall execute such financing statements and other documents and instruments of transfer necessary to maintain the perfection of all security interests securing the Obligations and to effect the transfer in connection therewith to the succeeding Administrative Agent.

                  Section 8.7. Concerning the Collateral.

                  (a) The Administrative Agent and the Lenders authorizes and directs the Administrative Agent to enter into the Security Documents for the benefit of the Lenders and to perform all obligations of the Administrative Agent thereunder, including (without limitation) obligations to release Collateral. Each Lender and each Issuing Bank agrees that any action taken by the Required Lenders (or, where required by the express terms of this Agreement, a greater or lesser proportion of the Lenders) in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders (or, where so required, such greater or lesser proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon each Lender and Issuing Bank.

                  (b) Each Lender and each Issuing Bank hereby agrees that it will, upon request of the Borrower or the Administrative Agent, confirm the Administrative Agent's authority to release, or direct the Administrative Agent to release, any Lien held by the Administrative Agent:

                           (i) against all of the Collateral, upon payment in full of the Obligations and expiration or termination of the obligations of each Lender and Issuing Bank under this Agreement;

                           (ii) against any part of the Collateral sold or disposed of by the Borrower or any Borrower Subsidiary, if such sale or disposition is permitted by and is made in accordance with this Agreement; and

                           (iii) against any Collateral which the Administrative Agent is required to release pursuant to the Security Documents.

                  (c) The Administrative Agent shall not be accountable or liable for any release of Collateral which (i) the Administrative Agent in good faith believes is required under the Security Documents or any other Loan Document, or (ii) results from any failure to give, or delay in giving, any notice of termination of any rights of the Borrower pursuant to the Security Documents or any other Loan Document.

                  Section 8.8. No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.


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



                  Section 8.9. Arranger and Documentation Agent. The
Arranger and the Documentation Agent shall have no duties or obligations under this Agreement or the other Loan Documents in their respective capacities as Arranger and Documentation Agent.

                                   ARTICLE IX.
                                  MISCELLANEOUS
                                  -------------

                  Section 9.1. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to any member of the Holdings Group, to it at 987 North Enterprise Way, Orange, California 92867, Attention of Chief Financial Officer (Telecopy No. 714-771-7487);

                  (b) if to the Administrative Agent, to Citicorp USA, Inc., c/o Citibank Delaware, 2 Penn's Way, Suite 200, New Castle, Delaware 19720, Attention of Michael Whitman (Telecopy No. 302-894-6120/1), with a copy to Citicorp Securities, Inc., Citibank Center, 787 West Fifth Street, 29th Floor, Los Angeles, CA 90071, Attention of Shamsara Ahmed (Telecopy No. 213-624-3743);

                  (c) if to the Issuing Bank, to Citibank, N.A., 399 Park Avenue, New York, New York 10043, Attention of Michael Whitman (Telecopy No. 302-894-6120/1), with a copy to the Administrative Agent; and

                  (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  Section 9.2. Waivers; Amendments.

                  (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party


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therefrom shall in any event be effective unless the same shall be permitted by
Section 9.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, except that (i) no such agreement shall (A) increase the Revolving Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Revolving Commitments, without the written consent of each Lender affected thereby, (D) change Section 2.15(b) or 2.15(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (E) change any of the provisions of this Section 9.2 or the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (F) release any Guarantor from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement or on a sale of such Guarantor permitted hereby), or decrease its liability in respect of such Guarantee, without the written consent of each Lender, (G) release all or any substantial part of the Collateral from the Liens of the Security Documents, without the written consent of each Lender or (H) waive an Event of Default resulting from a Change of Control without the written consent of each Lender; or (ii) amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.

                  Section 9.3. Expenses; Indemnity; Damage Waiver.

                  (a) Each of the Borrower and Holdings jointly and severally agree to pay (i) all out-of-pocket expenses incurred by the Administrative Agent, the Arranger and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Arranger, in connection with the negotiation and syndication of the credit facilities provided for herein, the preparation and



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administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and
(iii) all out-of-pocket expenses incurred by the Administrative Agent, the Arranger, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender and any advisors, appraisers, consultants, or other professional engaged by them or by such counsel (provided that, with respect to any audit, evaluation or appraisal of the Collateral pursuant to Section 5.9(b), such expenses shall be limited to the single designated group of professionals retained by the Administrative Agent or the Lenders to perform such audit, evaluation or appraisal), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section 9.3, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit or during the pendency of any bankruptcy or insolvency proceeding.

                  (b) Each of the Borrower and Holdings agree jointly and severally to defend and indemnify the Administrative Agent, the Arranger, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (all, collectively, "Indemnitees"), against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Transaction Party or any of their Subsidiaries, or any Environmental Liability related in any way to any Transaction Party or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, except only that no Indemnitee shall be indemnified hereunder if and to the extent that any such losses, claims, damages, liabilities or related expenses incurred or sustained by it are determined by final judgment of a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnitee; provided that Holdings and the Borrower shall have no obligation under this Section 9.3(b) to any Indemnitee with respect to any and all losses, claims, damages, liabilities and related


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


expenses arising out of the presence or release of any Hazardous Material that is first used, manufactured, emitted, generated, treated, located, released, stored or disposed of on any Real Property after such Real Property is transferred to any Indemnitee or its successors by foreclosure sale, deed in lieu of foreclosure or similar transfer, except to the extent such manufacture, emission, generation, treatment, location, release, storage, disposal or violation is related to any action taken, or the failure to take any action, by Holdings, the Borrower or their respective Subsidiaries.

                  (c) To the extent that any Loan Party fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under
Section 9.3(a) or 9.3(b), each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, but (in each case) only if and to the extent that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the Total Exposures and unused Revolving Commitments at the time.

                  (d) Each of the Borrower and Holdings will not assert, will cause each of their respective Subsidiaries never to assert, and for themselves and each of their respective present and future Subsidiaries and their respective Related Parties hereby forever waives, releases and agrees not to sue upon, any claim against any Indemnitee, on any theory of liability (whether based upon contract, or founded upon tort or any legal duty or otherwise), for any special, indirect, consequential damages and, to the fullest extent a claim for punitive damages is permitted to be waived by law, for punitive damages arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof or any act, omission, claim, breach, wrongful conduct, or other occurrence or event in any respect relating hereto.

                  (e) All amounts due under this Section 9.3 shall be payable promptly after written demand therefor.

                  Section 9.4. Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that neither the Borrower nor Holdings may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any



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

Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it), if
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent and the Issuing Bank give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment or Loans, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be an integral multiple of $1,000,000 and not less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and
(v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided, however, that any consent of the Borrower otherwise required under this Section 9.4 shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to Section 9.4(d), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.4(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.4(e).

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in the city of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof



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


from time to time (the "Register"). The entries in the Register shall be conclusive, and the Loan Parties, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.4(b) and any written consent to such assignment required by Section 9.4(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 9.4(d).

                  (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it), but in such event (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that affects such Participant. Subject to Section 9.4(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to
Section 9.4(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender, if such Participant agrees to be subject to Section 2.15(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the

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


benefits of Section 2.14 unless (i) the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Lender and (ii) such Participant is eligible for exemption from the withholding tax referred to therein, following compliance with Section 2.14(e).

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest. No such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  Section 9.5. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder unless the same is waived in writing, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.

                  Section 9.6. Counterparts; Integration; Effectiveness.
This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Document and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, except any and all agreements relating to the fees and compensation payable to CUSA or CSI in connection with the Transactions. Except as provided in Section 3.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed



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counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  Section 9.7. Severability.  Any provision of this
Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  Section 9.8. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its respective Affiliates under this Section 9.8 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

                  Section 9.9. Governing Law; Jurisdiction; Consent to Service of Process.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  (b) Each of the Borrower and Holdings hereby irrevocably and unconditionally submits, for itself and its property and for each other Loan Party and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this


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Agreement or any other Loan Document against any Loan Party or their properties in the courts of any jurisdiction.

                  (c) Each of the Borrower and Holdings hereby irrevocably and unconditionally waives, for itself and each other Loan Party, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.9(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each of the Borrower and Holdings hereby irrevocably and unconditionally consents, for itself and each other Loan Party, to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  Section 9.10. WAIVER OF JURY TRIAL.  EACH PARTY HERETO
HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

                  Section 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  Section 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank, the Documentation Agent, the Arranger and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with

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the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Holdings. For the purposes of this Section 9.12, the term "Information" means all information received from the Holdings Group relating to the or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Holdings Group, but, in the case of information received from the Holdings Group after the date hereof, only if such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  Section 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  Section 9.14. Acknowledgments. Each of Holdings and the Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery ofthis Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to Holdings or the Borrower or any of their respective Subsidiaries arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and Holdings and the Borrower and their respective Subsidiaries, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among (i) the Lenders, or (ii) among Holdings and the Borrower and their respective Subsidiaries, on the one hand, and the Lenders, on the other hand, or
(iii) among Holdings and the Borrower and their respective Subsidiaries, on the one hand, and the Administrative Agent, on the other hand.

                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                               GLOBAL HEALTH SUB, INC.,
                                               as Borrower

                                               By:
                                                  ---------------------------
                                               Name:
                                               Title:




                                               GLOBAL HEALTH SCIENCES, INC.,
                                               as Parent Guarantor

                                               By:
                                                  ---------------------------
                                               Name:
                                               Title:



                                               CITICORP USA, INC.,
                                               as Administrative Agent

                                               By:
                                                  ---------------------------
                                               Name:
                                               Title:




                                               CITIBANK, N.A.,
                                               as Issuing Bank



                                               By:
                                                  ---------------------------
                                               Name:
                                               Title:

                                               BANK OF AMERICA NT&SA,
                                               as Documentation Agent

                                               By:
                                                  ---------------------------
                                               Name:
                                               Title:

                                               CITICORP USA, INC.,
                                               as Lender

                                               By:
                                                  ---------------------------
                                               Name:
                                               Title:

                                               BANK OF AMERICA NT&SA,
                                               as Lender

                                               By:
                                                  ---------------------------
                                               Name:
                                               Title:

                                               SANWA BANK CALIFORNIA,
                                               as Lender

                                               By:
                                                  ---------------------------
                                               Name:
                                               Title:

                                               WELLS FARGO BANK, N.A.,
                                               as Lender

                                               By:
                                                  ---------------------------
                                               Name:
                                               Title:

                                           DRESDNER BANK AG,
                                           New York and Grand Cayman Branches,
                                           as Lender

                                           By:
                                              ---------------------------
                                           Name:
                                           Title:




                                           By:
                                              ---------------------------
                                           Name:
                                           Title: